Exhibit (a)(1)(A)

ACME PACKET, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR NEW OPTIONS

This document constitutes part of the prospectus relating
to the Acme Packet, Inc. 2006 Equity Incentive Plan,
covering securities that have been registered under the Securities Act of 1933.

July 8, 2009

ACME PACKET, INC.
Offer to Exchange Certain
Outstanding Options for New Options

This offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 unless we extend them.

By this offer, we are giving you the opportunity to exchange certain of your outstanding options granted under the Acme Packet, Inc. 2006 Equity Incentive Plan (the “Plan”), whether vested or unvested, for new options. Employees and certain independent contractors of Acme Packet, Inc. or our subsidiaries (collectively referred to as the “Company,” “Acme Packet,” “we,” “our” or “us”), may participate in this offer if they remain an active employee or independent contractor through the expiration of this offer and the date of grant for new options. However, Andrew D. Ory (President and Chief Executive Officer), Patrick J. MeLampy (Chief Technology Officer), Peter J. Minihane (Chief Financial Officer and Treasurer), Dino Di Palma (Vice President Sales and Business Development), Seamus Hourihan (Vice President Marketing and Product Management), Erin Medeiros (Vice President Professional Services) and John F. Shields (Vice President Manufacturing Operations) (collectively, the “executive officers”), and the members of our board of directors may not participate in this offer.

If you are eligible to participate in this Offer to Exchange Certain Outstanding Options for New Options (the “offer”), all of your outstanding and unexercised stock options to purchase our common stock that were granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer are eligible to be exchanged.

In substantially all cases, if you participate in this offer, your new options will represent the right to purchase fewer shares than the eligible option grant tendered for exchange.  In no event will your new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange.  The number of shares represented by your new option grant will be determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the new option grant at the time the new option is granted being equal to the fair value of the eligible option grant tendered for exchange at the time immediately prior to the eligible option grant being cancelled. The exchange ratios used in the offer will be calculated on the expiration date by our independent compensation and valuation consultants using the binomial lattice option valuation model based upon the closing price of our common stock as reported on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumptions as of the same expiration date. We will utilize this method for establishing the exchange ratios in order to make the issuance of the new options accounting expense neutral to Acme Packet, which we believe is in the best interests of our Company. Each new option will be subject to the terms of the Plan, and to a new option agreement between you and Acme Packet.

If you participate in this offer, you will receive new options with an exercise price equal to the closing price of our common stock on the new option grant date, which we expect to be on or about August 5, 2009.

None of the new options will be vested on the grant date.  The new options will begin to vest on the grant date of the new option with 25% of the new options vesting on the first anniversary of the new grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period. Vesting is subject to your continued service to us through each relevant vesting date. Your participation in this offer and the receipt of new options does not provide any guarantee or promise of continued service with Acme Packet.

Our common stock is traded on the Nasdaq Global Market under the symbol “APKT.” On July 2, 2009, the closing price of our common stock was $10.14 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

The commencement date of this offer is July 8, 2009.  We are making this offer upon the terms and subject to the conditions described in this Offer to Exchange Certain Outstanding Options for New Options (the “Offering Document”) and in the related Eligible Option Information Sheet and Election Form distributed with this Offering Document.  You are not required to accept this offer.  You may choose to tender one eligible option grant in this offer, but elect to not tender any other eligible option grants you may hold.  Eligible option grants properly tendered in this offer and accepted by us for exchange will be cancelled and the new options granted as of the expiration date of this offer.

See “Risks of Participating in the Offer” beginning on page 11 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you decide to participate in this offer, you must access the offer website at https://acmepacket.equitybenefits.com (the “offer website”), and follow the instructions. The offer website will also provide you with certain information about your eligible options, including the grant date, the exercise price, the number of underlying shares and the election alternatives available to you.

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If you are not able to submit your election electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper Eligible Option Information Sheet and Election Form and return it to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096, or electronic mail to sanderson@acmepacket.com. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

You must complete the election process (whether electronically or in paper form) in the foregoing manner before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. We will not accept delivery of any election after expiration of this offer. You may change your election to participate in the offer at any time before the offer expires by completing a new electronic Eligible Option Information Sheet and Election Form in the manner described above or submitting a new paper Eligible Option Information Sheet and Election Form, which can be obtained from Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com. Documents submitted by U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted and will not be accepted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

We will not provide tax advice, or any other advice, specific to an individual’s circumstances or make any recommendation with respect to this offer. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors.

You should direct questions about this offer or requests for additional copies of this Offering Document and the other option exchange program documents to Susan Anderson, our Stock Plan Administrator, at +1 (781) 328-4805, or Andre Normand, our Director of Human Resources, at +1 (781) 328-4770, or either of the aforementioned employees, at:

Acme Packet, Inc.
71 Third Avenue
Burlington, MA 01803
Electronic Mail: sanderson@acmepacket.com or anormand@acmepacket.com

You should rely only on the information contained in this Offering Document or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offering Document is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This Offering Document summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

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SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about this offer. You should carefully read the entire Offer to Exchange Certain Outstanding Options for New Options document (the “Offering Document”), the accompanying electronic mail from Andrew Ory, our President and Chief Executive Officer, dated July 8, 2009, the Summary of the Offer to Exchange, the Eligible Option Information Sheet and the Election Form together with its associated instructions available on the offer website at https://acmepacket.equitybenefits.com. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offering Document and the other offer documents. We have included in this summary references to other sections in this Offering Document to help you find a more complete description of these topics.

No.	Question	Page
Q1.	What is the offer?	1
Q2.	How do I participate in this offer?	3
Q3.	Why is Acme Packet making this offer?	4
Q4.	Who may participate in this offer?	5
Q5.	Are there circumstances under which I would not be granted new options?	5
Q6.	Am I required to participate in this option exchange?	5
Q7.	How many new options will I receive for the options that I exchange?	5
Q8.	Why isn’t the exchange ratio simply one-for-one?	6
Q9.	What will be the exercise price of my new options?	6
Q10.	When will my new options vest and be exercisable?	6
Q11.	If I participate in this offer, do I have to exchange all of my eligible options?	6
Q12.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	7
Q13.	When will my exchanged options be cancelled?	7
Q14.	Once I surrender my exchanged options, is there anything I must do to receive the new options?	7
Q15.	When will I receive the new options?	7
Q16.	Can I exchange shares of Acme Packet common stock that I acquired upon exercise of Acme Packet options or any other equity-based compensation awards?	7
Q17.	Will I be required to give up all of my rights under the cancelled options?	7
Q18.	Will the terms and conditions of my new options be the same as my exchanged options?	7
Q19.	What happens to my eligible options if I choose not to participate or if my eligible options are not accepted for exchange?	8
Q20.	How does Acme Packet determine whether an eligible option has been properly tendered?	8
Q21.	Will I have to pay taxes if I participate in the offer?	8
Q22.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?	8
Q23.	Will I receive an option agreement for my new options?	8
Q24.	Are there any conditions to this offer?	8
Q25.	If you extend the offer, how will you notify me?	9
Q26.	How will you notify me if the offer is changed?	9
Q27.	Can I change my mind and withdraw from this offer?	9
Q28.	How do I change my election?	9
Q29.	What if I withdraw my election and then decide again that I want to participate in this offer?	10
Q30.	Are you making any recommendation as to whether I should exchange my eligible options?	10
Q31.	Who can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?	10

Q1.         What is the offer?

A1.                             This offer is a voluntary opportunity for eligible optionees to exchange certain outstanding options for new options. The following is a brief summary of the terms of this offer:

Terms in italics in this Summary Term Sheet are the defined terms that are used throughout this Offering Document. The definitions of these terms can be found in the Section, “Terms Used in this Offer” on page 3 of this Summary Term Sheet.

Eligibility

•                                          All of our active employees and certain independent contractors, as of the time of this offer who remain employed by us or provide service to us through the date the exchanged options are cancelled are eligible to participate. However, the executive officers and the members of our board of directors may not participate in this offer. (See Section 1 on page 28.)

•                                          In order to receive new options, you must remain an employee or independent contractor through the new option grant date, and in order to continue to vest in your new options, you must remain an employee or an independent contractor of Acme Packet through each relevant vesting date. (See Section 1 on page 28.)

Eligible Options

•                                          All options granted under the Plan, whether vested or unvested, that were granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer, and that are outstanding as of the cancellation date are eligible for exchange. This means that options must be outstanding as of immediately prior to the cancellation of the options under this offer. (See Section 2 on page 28.)

•                                          Any portion of an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and that is beneficially owned by a person who is not an employee of Acme Packet, is not eligible to be exchanged in this offer (even if legal title to that portion of the option grant is held by an eligible optionee). The portion that is beneficially owned by our employee may be exchanged. (See Section 2 on page 28.)

Exchange Ratio

•                                        The offer is not a one-for-one exchange and in substantially all cases, your new options will represent the right to purchase fewer shares of our common stock than the exchanged eligible option. In no event will the new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange.  The number of shares of our common stock underlying the new options will be rounded to the nearest whole number on a grant-by-grant basis (with fractional shares greater than or equal to point 5 (0.5) rounded up to the nearest whole share and fractional shares less than point 5 (0.5) rounded down to the nearest whole share).  No compensation will be provided to any eligible optionee related to fractional shares rounded down based on the rationale identified above.  (See Section 2 on page 28.)

•                                        The number of shares of common stock underlying your new option will be determined using exchange ratios which are designed to result in the fair value, for accounting purposes, of the new options being approximately equal to the fair value of the exchanged eligible options (based on valuation assumptions made upon the expiration of the offer).  The exchange ratios used in the offer will be calculated on the expiration date by our independent compensation and valuation consultants using the binomial lattice stock option valuation model, based upon the closing price of our common stock as reported on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumption as of the same expiration date.

New Options

•                                        We expect that the new option grant date will be August 5, 2009.

•                                        The new options granted upon cancellation of exchanged options will be nonstatutory stock options for U.S. tax purposes.

•                                        Each new option will expire seven (7) years from the new option grant date.

Exercise Price of the New Options

•                                        The exercise price of all new options will be the closing price of our common stock on the new option grant date as reported by the Nasdaq Global Market.

Vesting and Exercisability of New Options

•                                        The new options will begin to vest on the new option grant date, whereby 25% of the new options vesting on the first anniversary of the new option grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period, unless certain exercisability restrictions apply due to requirements under local law. Thus, no portion of each new option grant will be vested on the new option grant date.

•                                        Vesting on any date is subject to your continued service to Acme Packet or its subsidiaries through each relevant vesting date. (See Section 9 on page 35.)

Terms Used in This Offer

•                                          “cancellation date” refers to the same U.S. business day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be August 5, 2009. If the expiration date is extended, then the cancellation date will be similarly extended.

•                                          “eligible optionees” refers to all employees and certain independent contractors of Acme Packet, who are active employees or independent contractors at the time of this offer and who remain employed or in active service through the date the exchanged options are cancelled and the new option grant date. However, the executive officers and the members of our board of directors may not participate in this offer.

•                                          “eligible options” refers to the outstanding and unexercised stock options to purchase our common stock that were granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer.

•                                          “exchanged options” refers to all options that you exchange pursuant to this offer.

•                                          “executive officers” refers to those officers of Acme Packet listed on Schedule A to this Offering Document, who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•                                          “expiration date” refers to the date that this offer expires. We expect that the expiration date will be August 5, 2009 at 11:59 p.m., Eastern Daylight Savings Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•                                          “new option grant date” refers to the date when new options will be granted. We expect that the new option grant date will be August 5, 2009. If the expiration date is extended, then the new option grant date will be similarly extended.

•                                          “new options” refers to the options issued pursuant to this offer that replace your exchanged options.

•                                          “offering period” refers to the period from the commencement of this offer to the expiration date. We expect that this period will commence on July 8, 2009 and end at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009.

•                                          “Plan” refers to the Acme Packet, Inc. 2006 Equity Incentive Plan.

Q2.                          How do I participate in this offer?

A2.                             If you are an eligible optionee, you will receive, on the commencement of the offer, an electronic mail announcing this offer and directing you to the offer website. If you wish to participate in this offer, you must access the offer website and click on the MAKE AN ELECTION button. You will be directed to your Eligible Option Information Sheet and electronic Election Form that contains the following personalized information with respect to each eligible option you hold:

•                                          the grant date indicated for the eligible option on the applicable option agreement;

•                                          the current exercise price per share in effect for the eligible option;

•                                          the number of shares of the Company’s common stock exchangeable under the eligible option; and

•                                          the election alternatives available to you.

You will need to check the appropriate box next to each of your eligible options to indicate your choice of whether to exchange your eligible options in accordance with the terms of this offer or retain your eligible options under their current terms. After completing the electronic Eligible Option Information Sheet and Election Form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Print Confirmation page which is the final step in the election process.

If you are not able to submit your election electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper Eligible Option Information Sheet and Election Form and return them to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

You must complete the election process in the foregoing manner before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009. If we extend this offer beyond that deadline, you must complete the process before the extended expiration date of this offer.

If you wish to change your election to participate in this offer, you must access the offer website at https://acmepacket.equitybenefits.com and complete a new electronic Eligible Option Information Sheet and Election Form before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. If you are not able to submit a new Eligible Option Information Sheet and Election Form electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic Eligible Option Information Sheet and Election Form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new paper Eligible Option Information Sheet and Election Form and return it to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

To help you recall your outstanding eligible option grants, we will provide you with a summary of your outstanding eligible options.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we expect to accept all properly tendered options promptly after the expiration of this offer. (See Section 4 on page 30.)

We may extend this offer. If we extend this offer, we will issue a press release, electronic mail or other communication disclosing the extension no later than 8:00 a.m., Eastern Daylight Savings Time, on the U.S. business day immediately following the previously scheduled expiration date.

The delivery of all documents, including Eligible Option Information Sheet and Election Forms, is at your risk. Only documents that are complete, signed and actually received electronically or in paper form by Susan Anderson by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted. We intend to confirm the receipt of your electronic Eligible Option Information Sheet and Election Form (or Eligible Option Information Sheet and paper Election Form) by electronic mail within two (2) U.S. business days of the receipt of your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form). If you have not received an electronic mail confirmation, you must confirm that we have received your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form). Eligible Option Information Sheet and Election Forms may be submitted only through the offer website or in paper form by hand delivery, facsimile or electronic mail to Susan Anderson. Eligible Option Information Sheet and Election Forms submitted by any other means are not permitted and will not be accepted. (See Section 4 on page 30.)

Q3.                          Why is Acme Packet making this offer?

A3.                           We believe that this offer will foster retention of our valuable employees and independent contractors and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees and independent contractors. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible optionees with the opportunity to own new options that over time may have a greater potential to increase in value. (See Section 3 on page 29.)

Q4.                          Who may participate in this offer?

A4.                           You may participate in this offer if you are an eligible optionee. You are an “eligible optionee” if you are an active employee or independent contractor of Acme Packet, at the time of this offer, you remain an eligible optionee through the expiration date and the date of grant for new options, and you hold eligible options. However, the executive officers and members of our board of directors may not participate in this offer. (See Section 1 on page 28.)

Q5.                          Are there circumstances under which I would not be granted new options?

A5.                           Yes. If, for any reason, you are no longer an employee or independent contractor of Acme Packet on the new option grant date, you will not receive any new options. Instead, you will keep your current eligible options and they may be exercised or will expire in accordance with their terms. If you are a U.S. employee, your employment with Acme Packet will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (See Section 2 on page 28.)

Moreover, even if we accept your exchanged options, we will not grant new options to you if we are prohibited from doing so by applicable laws and regulations. For example, we could become prohibited from granting new options as a result of changes in SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13 on page 40.)

Q6.                          Am I required to participate in this option exchange?

A6.                           No. Participation in this offer is completely voluntary. To help you determine your outstanding eligible option grants and give you the tools to make an informed decision, we will provide you with a summary listing all of your eligible option grants. (See Section 2 on page 28 and Section 4 on page 30.)

Q7.                          How many new options will I receive for the options that I exchange?

A7.                           In substantially all cases, your new option grant will represent the right to purchase fewer shares than the eligible option grant tendered for exchange. In no event will your new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange. The number of shares represented by your new option grant will be determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the new option grant at the time the new option is granted being equal to the fair value of the eligible option grant tendered for exchange at the time immediately prior to the eligible option grant being cancelled. The exchange ratios used in the offer will be calculated on the expiration date by our independent compensation and valuation consultants on the expiration date using the binomial lattice stock option valuation model, based upon the closing price of our common stock as reported on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumption as of the same expiration date.

The Eligible Option Information Sheet that you received along with this offer document includes hypothetical examples of the number of new options that may be granted at various estimated exercise prices and the assumption of other factors, which prices and factors may change by the expiration date. As noted on the Eligible Option Information Sheet, the number of new options shown on the Eligible Option Information Sheet are hypothetical examples only and are based on assumptions made as of the date hereof. The actual number of new options granted in exchange for tendered eligible options will be determined based upon the closing price of our common stock on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumptions required to be used under the binomial lattice valuation model. The number of shares of our common stock underlying the new options will be rounded to the nearest whole number on a grant-by-grant basis (with fractional shares greater than or equal to point 5 (0.5) rounded up to the nearest whole share and fractional shares less than point 5 (0.5) rounded down to the nearest whole share).  Adjustments to any of the valuation assumptions, such as a change in the volatility of our stock, used to calculate the information in the Summary of the Offer to Exchange will result in a change to the number of new options that may be granted under this offer. As a result, the number of new options set forth in the Eligible Option Information Sheet may not represent the actual number of new options that you would receive in the offer.

Q8.                          Why isn’t the exchange ratio simply one-for-one?

A8.                           Our stock option exchange program must balance the interests of both eligible optionees and non-employee stockholders. The exchange ratios selected for this offer are designed to ensure that the total economic value of the awards to be granted in the exchange is equal to or less than the total economic value of the awards to be cancelled. The exchange ratios selected for this offer will also decrease the total number of options outstanding and will benefit stockholders by decreasing our option overhang, which is the number options outstanding as a percent of our total number of common shares outstanding. (See Section 3 on page 29.)

Q9.                          What will be the exercise price of my new options?

A9.                           The exercise price per share of all new options will be equal to the closing price of our common stock as reported on the Nasdaq Global Market on the new option grant date, which is expected to be August 5, 2009.

We cannot predict the exercise price of the new options.  We recommend that you obtain current market quotations for our common stock before deciding whether to tender your eligible option grants. (See Section 9 on page 35.)

Q10.                   When will my new options vest and be exercisable?

A10.                     The new options will begin to vest on the grant date of the new option, whereby 25% of the new options vesting on the first anniversary of the new grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period. Thus, no portion of each new option granted will be vested on the new option grant date. Vesting on any date is subject to your continued service to Acme Packet or its subsidiaries through each relevant vesting date. Generally, any vested new options may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under local law. (See Section 9 on page 35.)

Q11.                   If I participate in this offer, do I have to exchange all of my eligible options?

A11.                     No. You may pick and choose which of your outstanding eligible option grants you wish to exchange. However, we are not accepting partial tenders of option grants unless that option grant is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage). (See Q&A 12.) This means that you may not elect to exchange only some of the shares covered by any particular option grant. However, you may elect to exchange the remaining portion of any option grant that you have partially exercised. The result is that you may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 2,000 shares, you may elect to exchange:

•                                          Your first option grant covering 300 remaining unexercised shares,

•                                          Your second option grant covering 1,000 shares,

•                                          Your third option grant covering 2,000 shares,

•                                          One of your three option grants,

•                                          Two of your three option grants,

•                                          All three of your option grants, or

•                                          None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants. (See Section 2 on page 28.)

Q12.                   What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.                     If you have an option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an employee of Acme Packet beneficially owns a portion of that option grant, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer (even if legal title to that portion of the option grant is held by you and you are an eligible optionee).

For instance, if you are an eligible optionee and you hold an option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the option grant that you beneficially own covering the outstanding 1,500 shares, or you may elect not to participate in the offer at all. These are your only choices with respect to this option grant. (See Section 2 on page 28.)

Q13.                   When will my exchanged options be cancelled?

A13.                     Your exchanged options will be cancelled on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 5, 2009 unless the offer period is extended. (See Section 6 on page 33.)

Q14.                   Once I surrender my exchanged options, is there anything I must do to receive the new options?

A14.                     Once your exchanged options have been cancelled there is nothing that you must do to receive your new options.  You do not have to return the option agreement representing your exchanged options.  We expect that the new option date will be August 5, 2009. In order to vest in the shares covered by the new option grant, you will need to remain an employee or independent contractor of Acme Packet through the applicable vesting dates, as described in Q&A 10. (See Section 1 on page 28.)

Q15.                   When will I receive the new options?

A15.                     We will grant the new options on the new option grant date. We expect the new option grant date will be August 5, 2009. If the expiration date is delayed, the new option grant date will be similarly delayed. You will receive your grant paperwork after the expiration of the offer. (See Section 6 on page 33.)

Q16.                   Can I exchange shares of Acme Packet common stock that I acquired upon exercise of Acme Packet options or any other equity-based compensation awards?

A16.                     No. This offer relates only to certain outstanding Acme Packet options. You may not exchange shares of Acme Packet common stock in this offer or any other equity-based compensation awards. (See Section 2 on page 28.)

Q17.                   Will I be required to give up all of my rights under the cancelled options?

A17.                     Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 5, 2009. (See Section 6 on page 33.)

Q18.                   Will the terms and conditions of my new options be the same as my exchanged options?

A18.                     The terms and conditions of your new options will be substantially similar to the terms and conditions of your exchanged options, except that your new options may have a different exercise price, may be exercisable for fewer shares, will be classified as nonstatutory stock options for U.S. tax purposes, and the maximum term of your new options will be seven (7) years from the date of grant of the new options and have a new vesting schedule. (See Section 9 on page 35.) However, if you are an employee outside the United States, you should carefully review Schedule C attached to this offer for your country of residence to determine whether different terms will apply.

Q19.                   What happens to my eligible options if I choose not to participate or if my eligible options are not accepted for exchange?

A19.                     If (a) we do not receive your Eligible Option Information Sheet and Election Form by the deadline, (b) you choose not to participate, or (c) your eligible options are not accepted by us under this offer, your existing eligible options will (i) remain outstanding until they are exercised or expire by their terms, (ii) retain their current exercise price, and (iii) retain their current term.  In addition, if the term of the offer is extended so that its duration is longer than the present twenty-nine (29) day term, any of your eligible options that are currently classified as an incentive stock option for U.S. tax purposes may be deemed nonstatutory stock options after the offer. (See Section 6 on page 33 and Section 14 on page 41.)

Q20.                   How does Acme Packet determine whether an eligible option has been properly tendered?

A20.                     We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Eligible Option Information Sheet and Election Form or any eligible options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Unless this offer is terminated, we expect to accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any Eligible Option Information Sheet and Election Form and we will not incur any liability for failure to give any notice. (See Section 4 on page 30.)

Q21.                   Will I have to pay taxes if I participate in the offer?

A21.                     If you participate in the offer and are a citizen or resident of the United States, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange. On the new option grant date, you will not be required under current law to recognize income for U.S. federal income tax purposes. However, you may have taxable income when you exercise your new options. (See Section 14 on page 41.)

If you are a citizen or tax resident of a country other than the United States, the tax consequences of participating in this offer may be different for you. Please be sure to read Schedule C attached to this offer for your country of residence which discusses the tax consequences of participating in the offer.

For all eligible optionees, we recommend that you consult with your own financial, legal and tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there might be additional tax and social insurance consequences that may apply to you.

Q22.                   Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

A22.                     The new options granted in exchange for your old options will be granted as nonstatutory stock options, even if your eligible options were classified as incentive stock options.  If you choose not to participate in this offer, and if the term of the offer is extended so that its duration is longer than the present twenty-nine (29) day term, your eligible options may be deemed nonstatutory options after the offer even if they are currently classified as incentive stock options.

We recommend that you read the tax discussion in Section 14 of this Offering Document and discuss the personal tax consequences of incentive stock options and nonstatutory stock options with your financial, legal and/or tax advisors. (See Section 9 on page 35 and Section 14 on page 41.)

Q23.                   Will I receive an option agreement for my new options?

A23.                     Yes. All new options will be subject to a new option agreement between you and Acme Packet, as well as to the terms and conditions of our Plan. (See Section 9 on page 35.)

Q24.                   Are there any conditions to this offer?

A24.                     Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offering Document. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2 on page 28 and Section 7 on page 33.)

Q25.                   If you extend the offer, how will you notify me?

A25.                     If we extend this offer, we will issue a press release, electronic mail or other form of communication disclosing the extension no later than 8:00 a.m., Eastern Daylight Savings Time, on the next U.S. business day following the previously scheduled expiration date. (See Section 2 on page 28 and Section 16 on page 42.)

Q26.                   How will you notify me if the offer is changed?

A26.                     If we change the offer, we will issue a press release, electronic mail or other form of communication disclosing the change no later than 8:00 a.m., Eastern Daylight Savings Time, on the next U.S. business day following the day we change the offer. (See Section 2 on page 28 and Section 16 on page 42.)

Q27.                   Can I change my mind and withdraw from this offer?

A27.                     Yes. You may change your mind after you have submitted an Eligible Option Information Sheet and Election Form choosing to exchange certain or all of your eligible options and submit a new Eligible Option Information Sheet and Election Form at any time before the expiration date. If we extend the expiration date, you may submit a new Eligible Option Information Sheet and Election Form at any time until the extended offer expires, electing to retain your eligible option under its existing terms. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Eligible Option Information Sheet and Election Form we receive before the expiration date. (See Section 5 on page 32.)

Q28.                   How do I change my election?

A28.                     To change your election with respect to your eligible options, you must do the following before the expiration date:

1.                                       Access the offer website and complete and submit a new electronic Eligible Option Information Sheet and Election Form; or

2.                                       If you are not able to submit a new Eligible Option Information Sheet and Election Form electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic Eligible Option Information Sheet and Election Form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new Eligible Option Information Sheet and Election Form and return them to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805or sanderson@acmepacket.com.

The delivery of all documents is at your risk. Acme Packet intends to confirm the receipt of your new electronic Eligible Option Information Sheet and Election Form (or paper documents) by electronic mail within two (2) U.S. business days. If you have not received an electronic mail confirmation, we recommend that you confirm that we have received your electronic Election Form (or paper Election Form). If you need to confirm receipt after two (2) U.S. business days have elapsed, you may send an electronic mail to Susan Anderson at sanderson@acmepacket.com.

Only electronic Eligible Option Information Sheet and Election Forms (or paper Eligible Option Information Sheet and Election Forms) that are complete, signed (electronically or otherwise) and actually received by Acme Packet by the deadline will be accepted. Electronic or paper Eligible Option Information Sheet and Election Forms may be submitted only through the offer website or by hand delivery, facsimile or electronic mail to Susan Anderson. Electronic or paper Eligible Option Information Sheets and Election Forms submitted by any other means, including interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted. (Section 5 on page 32.)

Q29.                   What if I withdraw my election and then decide again that I want to participate in this offer?

A29.                     If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form) and related eligible option information sheet accepting the offer before the expiration date, in accordance with the procedures described in Q&A 28 and Section 4. (See also Q&A 2 and see Section 5 on page 32.)

Q30.                   Are you making any recommendation as to whether I should exchange my eligible options?

A30.                     No. Neither our Board of Directors nor our management team is making any recommendation as to whether or not you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one. The program does carry risk (see “Risks of Participating in the Offer” on page 11 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your eligible options than from the new options you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax or investment-related issues, you should talk to your own financial, legal and/or tax advisor. (See Section 3 on page 29.)

Q31.                   Who can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

A31.                     For additional information or assistance, you should contact Susan Anderson, our Stock Plan Administrator, at +1 (781) 328-4805, or Andre Normand, our Director of Human Resources, at +1 (781) 328-4770, or either of the aforementioned employees at:

Acme Packet, Inc.
71 Third Avenue
Burlington, MA 01803
Electronic Mail: sanderson@acmepacket.com or anormand@acmepacket.com

(See Section 10 on page 38.)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with a financial, legal and/or tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offering Document discussing the tax consequences in the United States and Schedule C discussing the tax consequences for eligible optionees outside the United States, as well as the rest of this Offering Document for a more in-depth discussion of the risks that may apply to you before deciding to participate in this offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offering Document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offering Document. You should carefully consider these risks, in addition to the other information in this Offering Document and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached as Schedule B and incorporated by reference, as well as our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might have been worth more than the new options that you receive in exchange for them.

Your new option grant will represent the right to purchase fewer shares than the eligible option grant tendered for exchange, and in no event will your new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange.  Assume, for illustrative purposes only, you exchange an option grant for 1,000 shares with an exercise price per share of $11.97, and pursuant to the exchange ratio, on the expiration date you receive a new option grant for 847 shares. Assume again, that the exercise price of your new options is $10.00 per share and four (4) years after the new grant date the price of our common stock had increased to $45.00 per share. Under this example, if you had kept your exchanged options and sold them at $45.00 per share, you would have realized pre-tax gain of $33,030, but if you exchanged your options and sold the shares subject to the new option grant, you would only realize a pre-tax gain of $29,645.

In addition, no portion of each new option grant will be vested on the new option grant date, and no portion of your new option will be vested until the first anniversary of the grant date, which will be one year from the new grant date.  Therefore, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the new options granted pursuant to this offer.

If we are acquired by or merge with another company, your cancelled options might have been worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of some of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition and depending on the timing of the transaction, your new option may still be subject to vesting, whereas as your cancelled options may have more fully, or even completely, vested. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Tax-Related Risks

Your new options will be nonstatutory stock options even if your eligible options are incentive stock options.

The new options will be classified for U.S. tax purposes as nonstatutory stock options. In general, if you are a U.S. tax resident, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of this Offering Document, and see the tax disclosure set forth under Section 14 of the Offering Document.

The offer may have adverse consequences for U.S. employees who hold incentive stock options even if those employees do not participate in the exchange.

As noted in the preceding paragraph, to the extent you tender and we accept your options for exchange in connection with the offer, your new options will be classified as nonstatutory stock options even if your eligible options are incentive stock options.  In addition, however, if the term of the offer is extended so that its duration is longer than the present twenty-nine (29) day term, even if you do not tender your eligible options for exchange, this offer will result in a deemed modification of any eligible options that are classified as incentive stock options.  Such a modification can have adverse consequences.

In order to receive favorable tax treatment for incentive stock options, you may not dispose of the shares subject to the option prior to two (2) years after the grant date and one (1) year after the date you exercise the option. If this offer results in a modification of your incentive stock options, the date of grant for purposes of the two (2) year holding period necessary to receive favorable tax treatment will restart and you will not receive any credit for the time from the original grant date of your option. As a result, in order for your eligible options classified as incentive stock options to be eligible for favorable federal tax treatment, you must wait to sell or otherwise dispose of the shares subject to your option until the passage of more than two (2) years from the new deemed option grant date, i.e., from the day after the expiration date of the offer, as extended, and more than one (1) year after the exercise of the option.

In addition, under certain circumstances, a deemed modification resulting from this offer remaining open for more than twenty-nine (29) days may result in some or all of your options ceasing to qualify as incentive stock options.  For more detailed information on the potential consequences of such a deemed modification, please see the tax disclosure set forth under Section 14 of the Offering Document.

Tax-related risks for non-U.S. employees.

Non-U.S. employees should carefully review Schedule C attached to this offer for their country of residence to determine whether participation in the offer could trigger any negative tax consequences.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Risks Relating to Our Business

The worldwide economic downturn, including recent developments in the financial markets in the United States and elsewhere in the world may adversely affect our operating results and financial condition.

Financial markets around the world have experienced extreme disruption since 2008, as reflected by extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intended to address extreme market conditions, such as the severe restrictions on credit and declines in real estate values. While these conditions have not impaired our ability to access credit markets and finance operations to date, there can be no assurance that there will not be a further deterioration in financial markets and confidence in major economies which may present future difficulties if we require access to these credit markets. These economic developments affect businesses in a number of ways. The current tightening of credit in financial markets adversely affects the ability of our customers and suppliers to obtain financing for significant purchases and operations, and could result in a decrease in demand for our products and services. Our customers’ ability to pay for our solutions may also be impaired, which may lead to an increase in our allowance for doubtful accounts and write-offs of accounts receivable. For example, during 2008 we had a significant increase in our allowance for doubtful accounts primarily related to the bankruptcy proceedings of one of our distribution partners. Our global business is also adversely affected by decreases in the general level of economic activity, such as decreases in business and consumer spending. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries. Should these economic conditions result in our not meeting our revenue growth objectives, it may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Additionally, the United States recently elected a new President and other government legislators. The economic and taxing policies of the new government may have an adverse impact on our consolidated financial position, results of operations or cash flows. Until the new legislative agenda is finalized and enacted, it is not possible to determine the impact of such changes, if any.

Because we derive a significant portion of our revenue from interactive communications service providers, our operating results will suffer if the interactive communications industry experiences an economic downturn.

We derive a significant portion of our revenue from the communications industry. Our future success depends upon the continued demand for communications equipment by service providers, enterprises and contact centers. The communications industry is cyclical and reactive to general economic conditions. Economic conditions worldwide have from time to time contributed to slowdowns in the communications industries and networking industries at large. In the past, worldwide economic downturns, pricing pressures and deregulation have led to consolidations and reorganizations. These downturns, pricing pressures and restructurings have historically caused delays and reductions in capital and operating expenditures by the companies that use our products and solutions. These historical delays and reductions, in turn, have reduced demand for communications products like ours. A reoccurrence of these industry patterns, as well as general domestic and foreign economic conditions and other factors that reduce spending by companies in the communications industry may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We rely on many distribution partners to assist in selling our products, and if we do not develop and manage our relationships with these distribution partners effectively, our ability to generate revenue and control expenses will be adversely affected.

As of March 31, 2009, we had approximately 55 distribution partners. Our success is highly dependent upon our ability to continue to establish and maintain successful relationships with these distribution partners from whom, collectively, we derive a significant portion of our revenue, and who may comprise a concentrated amount of our accounts receivable at any point in time. Revenue derived through distribution partners accounted for 67% of our total revenue in the three months ended March 31, 2009, and 59% and 61% in 2008 and 2007, respectively, while two, three and two distribution partners represented 59%, 32% and 54% of our accounts receivable as of March 31, 2009, December 31, 2008 and 2007, respectively. Given the current global economic conditions, there is a risk that one or more of our distribution partners could cease operations. For example, one of our distribution partners entered into bankruptcy proceedings in January 2009, which caused us to increase our allowance for doubtful accounts as of December 31, 2008. Although we have entered into contracts with each of our distribution partners, our contractual arrangements are not exclusive and do not obligate our distribution partners to order, purchase or distribute any fixed or minimum quantities of our products. Accordingly, our distribution partners, at their sole discretion, may choose to purchase SBCs from our competitors rather than from us. Under our contracts with our distribution partners, they generally order products from us by submitting purchase orders that describe, among other things, the type and quantities of our products desired, delivery date and terms applicable to the ordered products. Accordingly, our ability to sell our products and generate significant revenue through our distribution partners is highly dependent on the continued desire and willingness of our distribution partners to purchase and distribute our products and on the continued cooperation between us and our distribution partners. Some of our distribution partners may develop competitive products in the future or may already have other product offerings that they may choose to offer and support in lieu of our products. Divergence in strategy, change in focus, competitive product offerings, potential contract defaults, and changes in ownership or management of a distribution partner may interfere with our ability to market, license, implement or support our products with that party, which in turn may have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Some of our competitors may have stronger relationships with our distribution partners than we do, and we have limited control, if any, as to whether those partners implement our products rather than our competitors’ products or whether they devote resources to market and support our competitors’ products rather than our offerings.

Moreover, if we are unable to leverage our sales and support and services resources through our distribution partner relationships, we may need to hire and train additional qualified sales and support and services personnel. We cannot be assured, however, that we will be able to hire additional qualified sales and support and services personnel in these circumstances, and our failure to do so may restrict our ability to generate revenue or implement our products on a timely basis. Even if we are successful in hiring additional qualified sales and support and services personnel, we will incur additional costs which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We depend on a limited number of customers for a substantial portion of our revenue in any period, and the loss of, or a significant shortfall in orders from, key customers could significantly reduce our revenue.

We derive a substantial portion of our total revenue in any period from a limited number of customers as a result of the nature of our target market and the relatively early stage of our development. During any given period, a small number of customers may each account for 10% or more of our revenue. For example, two such customers accounted for 43% of our total revenue in the three months ended March 31, 2009 with one such customer representing 25% of our total revenue, and three such customers accounted for 44% of our total revenue in 2008. Additionally, we do not enter into long-term purchase contracts with our customers, and we have no contractual arrangements to ensure future sales of our products to our existing customers. Our inability to generate anticipated revenue from our key existing or targeted customers, or a significant shortfall in sales to them could have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Our operating results in the foreseeable future will continue to depend on our ability to effect sales to existing and other large customers.

We recently acquired Covergence Inc. and may undertake additional acquisitions to further expand our business, which may pose risks to our business and dilute the ownership of our existing stockholders.

As part of our growth strategy, in April 2009, we acquired Covergence Inc., or Covergence, a privately-held company located in Maynard, MA, which provides software-based session border controllers for the delivery of VoIP/IP telephone, unified communications and service-orientated architecture applications primarily to enterprises.  Whether we realize the anticipated benefits from this transaction will depend in part upon the integration of the acquired business, the performance of the acquired products, capacities of the technologies acquired, as well as the personnel hired in connection therewith. Accordingly, our results of operations could be adversely affected from transaction-related charges, amortization of intangible assets and charges for impairment of long-term assets. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there can be no assurance that this transaction will be successful.  In addition, as part of the merger consideration for the acquisition of Covergence, we issued 2,874,383 shares of common stock and agreed to register these shares with the SEC for resale by the new stockholders.  As a result, our stockholders experienced dilution, and as these shares become available for resale, the supply of our common stock will increase, which could result in a decrease in the price of our common stock.

Prior to this acquisition, our business and our customer base have been built through organic growth.  In the future, we may enter into additional arrangements in order to expand our capabilities, enter new markets, or increase our market share. Integrating any newly acquired businesses, technologies or services is likely to be expensive and time consuming.  We may be required to raise additional funds through public or private financings to finance any future acquisitions. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders. We may be unable to operate the acquired businesses profitably or otherwise implement our strategy successfully. If we are unable to integrate any newly acquired entities, technologies or services effectively, our business and results of operations will suffer. The time and expense associated with finding suitable and compatible businesses, technologies or services could also disrupt our ongoing business and divert our management’s attention. Future acquisitions by us could also result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

If our quarterly revenue, earnings or other operating results fall below the expectations of securities analysts or investors, the price of our common stock could decrease substantially. Our operating results can vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control. Generally, purchases of communications equipment by services providers, enterprises and contact centers have been unpredictable and clustered, rather than predictable and steady. They frequently build out and update their communications networks in stages. In addition, the following factors, among others, can contribute to the unpredictability of our quarterly operating results:

•                  fluctuations in demand for our products, and the timing and size of customer orders;

•                  the length and variability of the sales and deployment cycles for our products, and the corresponding timing of recognizing revenue;

•                  new product introductions and enhancements by our competitors and us;

•                  changes in our pricing policies or the pricing policies of our competitors;

•                  changes in our third-party manufacturing costs or in the prices of components and materials used in our products;

•                  our ability to develop, introduce and deploy new products and product enhancements that meet customer requirements in a timely manner;

•                  our ability to obtain sufficient supplies of limited source components or materials;

•                  our ability to attain and maintain production volumes and quality levels for our products; and

•                  general economic conditions, as well as those specific to the communications, networking and related industries.

As with other communications equipment suppliers, we may recognize a substantial portion of our revenue in a given quarter from sales booked and shipped in the last month of that quarter. As a result, a delay in customer orders is likely to result in a delay in shipments and recognition of revenue beyond the end of a given quarter. Since a relatively small number of customers may account for a substantial portion of our revenue in any quarter, any such delay in an order from a customer may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Our operating expenses are largely based on our anticipated organizational and revenue growth. Most of our expenses, such as employee compensation, are relatively fixed in the short term. As a result, any shortfall in revenue in relation to our expectations, whether for the reasons set forth above, the reasons identified below or any other reason, may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. It is likely that in some future quarters our operating results will be below the expectations of securities analysts and investors. In this event, the price of our common stock may decrease substantially.

Our dependence on outside contractors for critical manufacturing services could result in product delivery delays and damage our customer relations.

We outsource the manufacturing of our Net-Net products. We subcontract all of the manufacturing of our Net-Net 2000 series of products to Network Engines, Inc.  We currently subcontract the manufacturing of our Net-Net 4000 series of products to Jabil Circuit, Inc. and Benchmark Electronics. We currently subcontract the manufacturing of our Net-Net 9000 series of products to Jabil Circuit, Inc. and TTM Technologies, Inc. With the exception of Benchmark Electronics, we do not have a written agreement with any of these manufacturers. We submit purchase orders to these manufacturers that describe, among other things, the type and quantities of our products or components to be manufactured by the applicable manufacturer and the delivery date and other terms applicable to the products or components. Our manufacturers do not have any written contractual obligation to accept any purchase order that we submit for the manufacture of any of our products or components. If one of our manufacturers accepts, in writing, a purchase order submitted by us, the manufacturer is legally obligated to manufacture the product or component covered by such purchase order and we are obligated to purchase and take delivery of such product or component. Our reliance on outside manufacturers involves a number of potential risks, including the absence of adequate capacity, the unavailability of, or interruptions in access to, necessary manufacturing processes, and reduced control over delivery schedules. As a result of the ongoing disruption in global financial market conditions, it is possible that any or all of our outside contractors could experience interruptions in production, cease operations or alter our current arrangements. If this were to occur, it could adversely affect our business. In addition, we cannot be certain or provide any assurance that our manufacturers will accept any or all of our purchase orders and agree to manufacture and supply any or all of our manufacturing requirements for our products or any components. If our manufacturers are unable or unwilling to continue manufacturing our products and components in required volumes, we will have to identify one or more acceptable alternative manufacturers. For example, Jabil Circuit, Inc. recently announced the closing of its Billerica, MA facility that manufactures Net-Net 4000 and Net-Net 9000 series products, which has required us to evaluate alternative manufacturers.

The use of new manufacturers may cause significant interruptions in supply if the new manufacturers have difficulty manufacturing products to our specifications and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Certain component parts used in the manufacture of our products are sourced from single or limited sources. If our contract manufacturers are unable to obtain these components on a timely basis, we will not be able to meet our customers’ product delivery requirements, which could harm our reputation and adversely affect our operating results.

Certain key components used in the manufacture of our products are sourced from single or, in some cases, limited sources. For example, the third parties that we hire to manufacture our products, or contract manufacturers, purchase through electronics distributors various types of network processors, traffic managers, microprocessors and network search engines. Specifically, Applied Micro Circuits Corporation, Broadcom Corporation, Freescale Semiconductor, Inc., Integrated Device Technology, Inc., Marvell Semiconductor, Inc., Mindspeed Technologies, Inc. and Netlogic Microsystems, Inc., are presently the sole sources for particular components. We do not have a written agreement with any of these component manufacturers to guarantee the supply of key components used in our products, and we do not require any of our contract manufacturers to have a written agreement with any of these component manufacturers. We have entered into arrangements under which electronics distributors have agreed to establish and maintain at least three months’ inventory of certain key components, and, at the request of our contract manufacturers, to supply all or a portion of the key components held pursuant to this arrangement to our contract manufacturers for use in the manufacture of our products. Our contractual arrangements with the electronics distributors do not provide for these electronics distributors to enter into any contract with any component manufacturer to guarantee the supply of these key components. Our contract manufacturers provide forecasts to the electronics distributors of their requirements of the key components. These electronics distributors use the forecasts to source these key components from time to time, to the extent that the key components are available from the applicable component manufacturers, with the objective of maintaining at all times at least three months supply of the key components available for delivery to our contract manufacturers. When our contract manufacturers require certain key components for use in the manufacture of our products, we direct them to issue purchase orders to the applicable electronics distributor and, if the applicable electronics distributor has the requested quantities of these key components available, it will accept the purchase order issued by our contract manufacturers and supply the quantities of the key components covered by the purchase order. Despite these arrangements, we cannot be certain or provide any assurance that the component manufacturers will accept any or all of the purchase orders, issued by the electronics distributors and agree to supply any or all of the quantities requested. Accordingly, we cannot be certain or provide any assurance that these electronics distributors will have at all times at least three months’ supply of these key components or any quantities of the key components in inventory or that our contract manufacturers will be able to source their requirements of the key components from other sources in the event that the electronics distributors cannot meet our contract manufacturers’ requirements. Additionally, if our contract manufacturers underestimate our component requirements, they may not have an adequate supply, which could interrupt manufacturing of our products and result in delays in shipments. If any of our sole or limited source suppliers experience capacity constraints, work stoppages or other reductions or disruptions in output, they may not be able to meet, or may choose not to meet, our delivery schedules. In light of the downturn in the global economic conditions, there is also the risk that these electronics distributors could experience interruptions in production, case operations, or alter our current arrangements. Also our suppliers may:

•                  enter into exclusive arrangements with our competitors;

•                  be acquired by our competitors;

•                  stop selling their products or components to us at commercially reasonable prices;

•                  refuse to sell their products or components to us at any price; or

•                  be unable to obtain or have difficulty obtaining components for their products from their suppliers.

If our supply of any key components is disrupted, we may be unable to deliver our products to our customers in a timely basis, which could result in lost or delayed revenue, injury to our reputation, increased manufacturing costs and exposure to claims by our customers. Even if alternate suppliers are available, we may have difficulty identifying them in a timely manner, we may incur significant additional expense in changing suppliers, and we may experience difficulties or delays in the manufacturing of our products. For example, we have customized some of our hardware products to accommodate the design of some key components, and the loss of the sole supplier of a key customized component could require that we redesign related components to accommodate replacement components. Any failure to meet our customers’ delivery requirements could harm our reputation and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If the market for our products does not continue to develop as we anticipate, our revenue may decline or fail to grow, which would adversely affect our operating results.

Despite introducing two additional categories of products in 2008, the Multiservice Security Gateway, or MSG, and the Session Routing Proxy, or SRP, we derive, and expect to continue to derive, a significant amount of our revenue from providing SBCs. The market for SBCs is relatively new and still evolving, and it is uncertain whether these products will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of interactive communications service providers, enterprises and contact centers to continue to implement SBCs.

Some service providers, enterprises or contact centers may be reluctant or unwilling to implement SBCs for a number of reasons, including failure to perceive the need for improved quality and security of interactive communications across IP borders and lack of knowledge about the potential benefits that SBCs may provide. Even if service providers, enterprises or contact centers recognize the need for improved quality and security of interactive communications across IP borders, they may not select SBCs such as ours because they choose to wait for the introduction of products and technologies that serve as a replacement or substitute for, or represent an improvement over, our SBCs.

If service providers, enterprises or contact centers do not perceive the benefits of SBCs, the SBC market may not continue to develop or may develop more slowly than we expect, either of which would adversely affect our revenue. Because the market for SBCs is developing and the manner of its development is difficult to predict, we may make errors in predicting and reacting to relevant business trends, which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that could result in decreased revenues and increased cost of sales.

Many of our customers are large interactive communications service providers that have substantial purchasing power and leverage in negotiating contractual arrangements with us. These customers may require us to develop additional features and may negotiate the right to assess penalties for performance obligations, such as delivery, outages and response time. As we seek to sell more products to large interactive communications service providers, we may be required to agree to additional performance-based terms and conditions, which may affect the timing of revenue recognition and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If functionality similar to that offered by our standalone SBCs is added to existing network infrastructure elements, organizations may decide against adding our standalone SBCs to their network which would cause the market for standalone SBC systems to decrease resulting in fewer customers for and decreased sales of standalone SBC systems.

Other providers of network infrastructure elements are offering or proposing to offer functionality aimed at addressing the problems addressed by our products. The inclusion of, or the announcement of an intent to include, functionality perceived to be similar to that offered by our products in infrastructure elements that are already generally accepted as necessary components of network architecture may cause the market not to grow as predicted, which would have an adverse effect on our ability to market and sell certain of our products. Furthermore, even if the functionality offered by other network infrastructure elements is more limited than our products, a significant number of customers may elect to accept such limited functionality in lieu of adding additional equipment from an additional vendor, which could also have a material adverse effect on the market for standalone SBC systems. Many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of network infrastructure elements, which may make them reluctant to add new components to their networks, particularly from new vendors. In addition, an organization’s existing vendors or new vendors with a broad product offering may be able to offer concessions that we are not able to match because we currently offer limited lines of products and may have fewer financial resources than some of our competitors. If organizations are reluctant to add additional network infrastructure from new vendors or otherwise decide to work with their existing vendors, the revenue derived from our products may prove smaller than predicted which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If the migration to IP network architecture for real-time interactive communications does not continue, the SBC market may not expand as predicted, and our ability to obtain new customers or expand deployments within existing customers may decrease.

We derive a substantial portion of our revenue by providing SBCs to interactive communications service providers seeking to deliver premium interactive communications over IP networks. Our success depends on the continued migration of these service providers’ networks to a single IP network architecture. The migration of voice traffic from the Public Switched Telephone Network, or PSTN, to IP networks is still in its early stages, and the continued migration to IP networks depends on a number of factors outside of our control. Among other things, existing networks include switches and other equipment that may have estimated useful lives of twenty years or more and therefore may continue to operate reliably for a lengthy period of time. Other factors that may delay the migration to IP networks include service providers’ concerns regarding initial capital outlay requirements, available capacity on legacy networks, competitive and regulatory issues, and the implementation of an enhanced services business model. As a result, service providers, enterprises and contact centers may defer investing in products such as ours that are designed to migrate interactive communications to IP networks. If the migration to IP networks does not occur for these or other reasons, or if it occurs more slowly than we expect, the SBC market may not expand as predicted, if at all, and we will not be able to gain new customers. In addition, even if there is a successful migration to an IP network for interactive communications, new unforeseen technologies may render the SBC unnecessary. As a result, our revenues would decrease which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If we do not timely deliver new and enhanced products that respond to customer requirements and technological changes, interactive communications service providers, enterprises and contact centers may not buy our products and our revenue may decline.

To achieve market acceptance for our products, we must effectively anticipate, and adapt in a timely manner to, customer requirements and must offer products that meet changing customer demands. Prospective customers may require product features and capabilities that our current products do not have. For example, our most recent product introductions, the Net-Net 2000, Net-Net 3000 and Net-Net 4500 series, may not adequately respond to new customer demands, and, therefore, demand for our products may decrease or may fail to increase to the extent contemplated by our business plan. If we fail to develop products that satisfy customer requirements, our ability to create or increase demand for our products will be adversely affected, and we may lose current and prospective customers which could have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

The market for SBCs is characterized by rapid technological change, frequent new product introductions and evolving industry requirements. We may be unable to respond quickly or effectively to these developments. We may experience difficulties with software development, hardware design, manufacturing or marketing that could delay or prevent our development, introduction or implementation of new products and enhancements. The introduction of new products by competitors, the emergence of new industry standards, or the development of entirely new technologies to replace existing product offerings could render our existing or future products obsolete. If our products become technologically obsolete, customers may purchase solutions from our competitors and we may be unable to sell our products in the marketplace and generate revenue which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

The long and variable sales and deployment cycles for our products may cause our operating results to vary materially, which could result in a significant unexpected revenue shortfall in any given quarter.

Our products have lengthy sales cycles, which typically extend from six to twelve months and may take up to two years. A customer’s decision to purchase our products often involves a significant commitment of its resources and a product evaluation and qualification process that can vary significantly in length. The length of our sales cycles also varies depending on the type of customer to which we are selling, the product being sold and the type of network in which our product will be utilized. We may incur substantial sales and marketing expenses and expend significant management effort during this time, regardless of whether the customer decides to make a purchase.

Even after making the decision to purchase our products, our customers may deploy our products slowly. Timing of deployment can vary widely among customers. The length of a customer’s deployment period may directly affect the timing of any subsequent purchase of additional products by that customer.

As a result of the lengthy and uncertain sales and deployment cycles for our products, it is difficult for us to predict the timing in which our customers may purchase additional products or features from us, and our operating results may vary significantly from quarter to quarter, which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If our products do not interoperate with our customers’ existing networks, the demand for our products will decrease.

Our products must interface with our customers’ existing networks, each of which may have different specifications. An unanticipated lack of interoperability may result in significant support and repair costs and harm our relations with customers. If our products do not interoperate with those of our customers’ networks, installations could be delayed or orders for our products could be cancelled, resulting in a loss of customers which could have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Our international operations expose us to additional business risks and failure to manage these risks may adversely affect our international revenue.

During the three month period ended March 31, 2009 and in 2008, 45% and 49% of our revenue, respectively, was attributable to our international customers. We currently plan to expand our international operations in the future. The success of our business may depend, in part, on our ability to expand into international markets. Any expansion into international markets will require significant resources and management attention and will subject us to new regulatory, economic and political risks. We have employees and independent contractors in Argentina, Australia, Belgium, Brazil, Canada, China, Croatia, France, Germany, Hong Kong, India, Italy, Japan, Korea, Malaysia, Mexico, the Netherlands, New Zealand, Peru, Poland, Russia, Singapore, South Africa, Spain, Taiwan, Thailand and the United Kingdom. Given the inherent risk in international markets, we cannot be sure that any further international expansion will be successful. In addition, we will face new risks in doing business internationally. These risks could reduce demand for our products, lower the prices at which we can sell our products or otherwise may have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Among the risks we believe are most likely to affect us are:

•                  our ability to comply with differing technical standards and certification requirements outside the United States;

•                  costs of staffing and managing international operations;

•                  substantially longer payment terms and greater difficulty in collecting accounts receivable;

•                  changes in regulatory requirements;

•                  reduced protection for intellectual property rights in some countries;

•                  new and different sources of competition;

•                  fluctuations in currency exchange rates;

•                  adverse tax consequences; and

•                  political and economic instability and terrorism.

The market for SBCs is competitive and continually evolving, and if we are not able to compete effectively, we may not be able to continue to expand our business as expected and our business may suffer.

Although relatively new, the market for SBCs is competitive and continually evolving. We expect competition to persist and intensify in the future as the SBC market grows and new and existing competitors devote considerable resources to introducing and enhancing products. Our primary competitors include Cisco Systems, Inc. and Genband Inc. In addition, we compete with some of the companies with which we have distribution partnerships, such as Sonus Networks Inc. and LM Ericsson Telephone Company. We compete on the basis of customer traction and experience, breadth of applications and standards support, depth of border control features, demonstrated ability of products to interoperate with key communications infrastructure elements, comprehensive service support, and price.

Networking and telecommunications equipment suppliers without competitive solutions today may introduce competitive solutions in the future, either through internal development or acquisition. These additional competitors may include some of our distribution partners. Any new entrant would be likely to devote significant sales and marketing resources to establish its position in the SBC market and may be willing to price its products at a discount or bundle its products with other equipment or services in an attempt to rapidly gain market share. New product introductions or new market entrants could cause service providers to delay purchase decisions or reopen bidding processes. If new product enhancements and introductions are superior to ours, and we are unable to make comparable enhancements to our products, our competitive advantage would be compromised which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We may not be able to compete effectively against current and potential competitors, especially those with significantly greater resources and market leverage. Our competitors may have more extensive customer bases and broader customer relationships than we do, including relationships with our potential customers. In addition, these companies may have longer operating histories and greater name recognition than we do. These competitors may be in a position to respond more quickly than we do to new or emerging technologies or changes in customer requirements or may foresee the course of market developments more accurately than we do. As a result, we may experience price reductions for our products, order cancellations and increased expenses which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Our revenue growth may be constrained by our product concentration and lack of revenue diversification.

We have derived substantially all of our revenue to date from sales of our SBCs, and we expect that our SBCs will continue to account for substantially all of our revenue for the foreseeable future. Continued market acceptance of these products is critical to our future success. As a result, our consolidated financial position, results of operations, or cash flows may be materially adversely affected by:

•                  any decline in demand for our existing products;

•                  the failure of our existing products to achieve continued market acceptance;

•                  the introduction of products and technologies that serve as a replacement or substitute for, or represent an improvement over, our existing products;

•                  technological innovations or new standards that our existing products do not address; and

•                  our inability to release enhanced versions of our existing products on a timely basis.

We have incurred operating losses in the past and may not be able to sustain profitability in the future.

While we generated net income of $2.8 million in the three months ended March 31, 2009, and $11.6 million, $19.6 million and $28.9 million in 2008, 2007 and 2006 respectively, we have incurred significant losses in several years following our inception, which included net losses of $35,000 in 2005, $7.0 million in 2004 and $7.5 million in 2003. We expect to continue to incur significant sales and marketing, research and development, administrative, and other expenses. We have only a limited operating history on which you can base your evaluation of our business, including our ability to increase our revenue. We commenced operations in August 2000 and began recognizing revenue in 2003. We will need to generate significant revenue to maintain profitability, and we cannot be sure that we will remain profitable for any period of time. If we are unable to remain profitable, the market price of our common stock may decrease and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results.

Our future effective tax rates could be subject to volatility or adversely affected by earnings being lower than anticipated in countries where we have lower statutory rates and higher than anticipated earnings in countries where we have higher statutory rates; by changes in the valuation of our deferred tax assets and liabilities; by expiration of, or lapses in, the research and development tax credit laws; by transfer pricing adjustments related to certain acquisitions including the license of acquired intangibles under our intercompany research and development cost sharing arrangement; by the expiration or non-utilization of net operating losses; by tax effects of stock-based compensation; by costs related to intercompany restructurings; or by changes in tax laws, regulations, accounting principles, or interpretations thereof. In addition, we are subject to the continuous examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There can be no assurance that the outcomes from these continuous examinations will not have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Future interpretations of existing accounting standards could adversely affect our operating results.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, or AICPA, the SEC, and various other bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

For example, we recognize our product software license revenue in accordance with AICPA Statement of Position, or SOP, 97-2, Software Revenue Recognition, and related amendments and interpretations contained in SOP 98-9, Software Revenue Recognition with Respect to Certain Transactions. The AICPA and its Software Revenue Recognition Task Force continue to issue interpretations and guidance for applying the relevant accounting standards to a wide range of sales contract terms and business arrangements that are prevalent in software licensing arrangements. Future interpretations of existing accounting standards, including SOP 97-2 and SOP 98-9, or changes in our business practices could result in future changes in our revenue recognition accounting policies that may have a material adverse effect on our consolidated financial position, operating results or cash flows. We may be required to delay revenue recognition into future periods, which could adversely affect our consolidated financial position, results of operations, or cash flows. In the future we may have to defer recognition for license fees due to several factors, including whether a transaction involves:

•                  software arrangements that include undelivered elements for which we do not have vendor specific objective evidence of fair value;

•                  requirements that we deliver services for significant enhancements and modifications to customize our software for a particular customer; or

•                  other material acceptance criteria.

Because of these factors and other specific requirements under accounting principles generally accepted in the United States for software revenue recognition, we must have very precise terms in our software arrangements in order to recognize revenue when we initially deliver software or perform services. Negotiation of mutually acceptable terms and conditions can extend our sales cycle, and we sometimes accept terms and conditions that do not permit revenue recognition at the time of delivery.

Additionally, in December 2004, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment. SFAS No. 123(R) requires measurement of all employee stock-based compensation awards using a fair-value method and the recording of such expense in the consolidated financial statements. In addition, the adoption of SFAS No. 123(R) requires additional accounting related to the income tax effects and disclosure regarding the cash flow effects resulting from share-based payment arrangements. We have selected the Black-Scholes option pricing model for valuing our awards and are recognizing compensation costs on a straight-line basis over our awards’ vesting periods. We adopted SFAS No. 123(R) on January 1, 2006, and recognized stock-based compensation expense of $2.3 million in the three months ended March 31, 2009, and $7.4 million, $6.1 million and $0.9 million in 2008, 2007 and 2006, respectively. As of March 31, 2009, there was $20.5 million of unrecognized stock-based compensation expense related to unvested stock option awards that is expected to be recognized in future periods.

The loss of key personnel or an inability to attract and retain additional personnel may impair our ability to expand our business.

We are highly dependent upon the continued service and performance of our senior management team and key technical, marketing and production personnel, including our founders, Andrew D. Ory, who is also our President and Chief Executive Officer, and Patrick J. MeLampy, who is also our Chief Technology Officer. Neither of these officers is a party to an employment agreement with us, and either of them therefore may terminate employment with us at any time with no advance notice. The replacement of either of these two officers likely would involve significant time and costs, and the loss of either of these officers may significantly delay or prevent the achievement of our business objectives. We face intense competition for qualified individuals from numerous technology, marketing, financial services, manufacturing and e-commerce companies. For example, our competitors may be able attract and retain a more qualified engineering team by offering more competitive compensation packages. If we are unable to attract new engineers and retain our current engineers, we may not be able to develop and service our products at the same levels as our competitors and we may, therefore, lose potential customers and sales penetration in certain markets. Our failure to attract and retain suitably qualified individuals could have an adverse effect on our ability to implement our business plan and as a result, our ability to compete effectively in the SBC market would decrease, which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

If we are unable to manage our growth and expand our operations successfully, our business and operating results will be harmed and our reputation may be damaged.

We continued to expand our operations in 2008 and the first three months of 2009. For example, during the period from January 1, 2008 through March 31, 2009, we increased the number of our employees and full-time independent contractors by 17%, from 327 to 384, and we opened sales offices in Korea and the United Kingdom.  On April 30, 2009 we completed the acquisition of Covergence, which added approximately 40 additional employees and full time contractors.  In addition, our total operating expenses in 2008 increased by 18% as compared to 2007, and for the three months ended March 31, 2009 increased by 11% compared to the three months ended March 31, 2008.  We anticipate that further expansion of our infrastructure and headcount will be required to achieve planned expansion of our product offerings, projected increases in our customer base and anticipated growth in the number of product deployments. Our rapid growth has placed, and will continue to place, a significant strain on our administrative and operational infrastructure. Our ability to manage our operations and growth will require us to continue to refine our operational, financial and management controls, human resource policies, and reporting systems and procedures.

We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we are unable to manage future expansion, our ability to provide high quality products and services could be harmed, which would damage our reputation and brand and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Our ability to compete and the success of our business could be jeopardized if we are unable to protect our intellectual property adequately.

Our success depends to a degree upon the protection of our software, hardware designs and other proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret laws, and confidentiality provisions in agreements with employees, distribution partners, consultants and customers to protect our intellectual property rights. Other parties may not comply with the terms of their agreements with us, and we may not be able to enforce our rights adequately against these parties. In addition, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in international countries where the laws may not protect our proprietary rights as fully as in the United States. If competitors are able to use our technology, our ability to compete effectively could be harmed. For example, if a competitor were to gain use of certain of our proprietary technology, it might be able to manufacture similarly designed and equipped SBCs at a reduced cost, which would result in a decrease in demand for our products. Furthermore, we have adopted a strategy of seeking limited patent protection both in the United States and in international countries with respect to the technologies used in or relating to our products. Others may independently develop and obtain patents for technologies that are similar to or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business. In addition, if we resort to legal proceedings to enforce our intellectual property rights, the proceedings could become burdensome and expensive, even if we were to prevail and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Claims by other parties that we infringe upon their proprietary technology could force us to redesign our products or to incur significant costs.

We may become involved in litigation as a result of allegations that we infringe upon intellectual property rights of others. Any parties asserting that our products infringe upon their proprietary rights would force us to defend ourselves, and possibly our customers, distribution partners or contract manufacturers, against the alleged infringement. These claims and any resulting lawsuits, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. Any potential intellectual property litigation also could force us to do one or more of the following:

•                  stop selling, incorporating or using our products that use the challenged intellectual property;

•                  obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all;

•                  redesign those products that use any allegedly infringing technology;

•                  pay any damages for past shipments; or

•                  refund deposits and other amounts.

Any lawsuits regarding intellectual property rights, regardless of their success, could be time-consuming, expensive to resolve, would divert our management’s time and attention and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Compliance with regulations and standards applicable to our products may be time consuming, difficult and costly, and if we fail to comply, our product sales will decrease.

In order to achieve and maintain market acceptance, our products must continue to meet a significant number of regulations and standards. In the United States, our products must comply with various regulations defined by the Federal Communications Commission, Underwriters Laboratories and others.

As these regulations and standards evolve, and if new regulations or standards are implemented, we will be required to modify our products or develop and support new versions of our products, and this will increase our costs. The failure of our products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay introduction of our products, which could harm our business. User uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, distribution partners or customers may require us, or we may otherwise deem it necessary or advisable, to alter our products to address actual or anticipated changes in the regulatory environment. Our inability to alter our products to address these requirements and any regulatory changes may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Regulations affecting IP networks could reduce demand for our products.

Laws and regulations governing the internet and electronic commerce are emerging but remain largely unsettled, even in the areas where there has been some legislative action. Regulations may focus on, among other things, assessing access or settlement charges, or imposing tariffs or regulations based on the characteristics and quality of products, either of which could restrict our business or increase our cost of doing business. Government regulatory policies are likely to continue to have a major impact on the pricing of existing and new network services and, therefore, are expected to affect demand for those services and the communications products, including our products, supporting those services.

Any changes to existing laws or the adoption of new regulations by federal or state regulatory authorities or any legal challenges to existing laws or regulations affecting IP networks could materially adversely affect the market for our products. In addition, the convergence of the PSTN and IP networks could become subject to governmental regulation, including the imposition of access fees or other tariffs, that adversely affects the market for services and equipment, including our products, for interactive communications across IP networks. User uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, distribution partners or customers may require us, or we may otherwise deem it necessary or advisable, to alter our products to address actual or anticipated changes in the regulatory environment. Our inability to alter our products or address any regulatory changes may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We are subject to environmental and occupational health and safety regulations that may increase our costs of operations or limit our activities.

We are subject to environmental and occupational health and safety regulations relating to matters such as reductions in the use of harmful substances, comprehensive risk management in manufacturing activities and final products, the use of lead-free soldering, and the recycling of products and packaging materials. The European Parliament and the Counsel of the European Union have published directives on waste electrical and electronic equipment and on the restriction of the use of certain hazardous substances in electrical and electronic equipment. These directives generally require electronics producers to bear the cost of collection, treatment, recovery and safe disposal of past and future products from end-users and to ensure that new electrical and electronic equipment does not contain specified hazardous substances. While the cost of these directives to us cannot be determined before regulations are adopted in individual member states of the European Union, it may be substantial and may divert resources, which could detract from our ability to develop new products. We may not be able to comply in all cases with applicable environmental and other regulations, and if we do not, we may incur remediation costs or we may not be able to offer our products for sale in certain countries, which may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Because our products are sophisticated and designed to be deployed in complex environments, they may have errors or defects that we find only after deployment, which could result in a loss of customers and adversely affect our reputation, future sales and operating results.

Products as complex as ours may contain undetected errors that result in product failures. Our products can be fully tested only when deployed in large networks with high volumes of traffic. Our customers may discover errors or defects in the software or hardware, or the products may not operate as expected. If we are unable to fix errors or other performance problems identified after deployment of our products, we could experience:

•                                          a loss of, or delay in, revenue recognition;

•                                          a loss of customers and market share;

•                                          a failure to attract new customers or achieve market acceptance for our products;

•                                          increased service, support and warranty costs and a diversion of development resources; and

•                                          costly and time-consuming legal actions by our customers and injury to our reputation.

Any of these results may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Product liability claims related to our customers’ networks could result in substantial costs.

Our products are critical to the business operations of our customers. If one of our products fails, interactive communications service providers may assert a claim for substantial damages against us, regardless of our responsibility for the failure. Our product liability insurance may not cover claims brought against us. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Any product liability claims, whether or not successful, could seriously damage our reputation and our business. In addition, if an actual or perceived breach of network security occurs in the network of one of our customers, regardless of whether the breach is attributable to our products, the market perception of the effectiveness of our products could be harmed and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We may need additional capital in the future, which may not be available to us, and if it is available, may dilute your ownership of our common stock.

We may need to raise additional funds through public or private debt or equity financings in order to:

•                                          fund ongoing operations;

•                                          take advantage of opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses;

•                                          develop new products; or

•                                          respond to competitive pressures.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our existing stockholders. Capital raised through debt financing would require us to make periodic interest payments and may impose potentially restrictive covenants on the conduct of our business. Furthermore, additional financings may not be available on terms favorable to us, or at all. A failure to obtain additional funding could prevent us from making expenditures that may be required to grow or maintain our operations and may have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Risks Relating to Ownership of Our Common Stock

The price of our common stock may be volatile.

Prior to October 13, 2006, there was no public trading market for our common stock. The trading market for our common stock is therefore immature, and the trading price of our common stock may fluctuate substantially. These fluctuations could cause investors to lose part or all of the value of any investment in shares of our common stock.

The following factors, most of which are outside of our control, could cause the market price of our common stock to decrease significantly:

•                  worldwide economic conditions;

•                  loss or bankruptcy of any of our major customers, distribution partners or suppliers;

•                  departure of key personnel;

•                  variations in our quarterly operating results;

•                  announcements by our competitors of significant contracts, new products or product enhancements, acquisitions, distribution partnerships, joint ventures or capital commitments;

•                  changes in governmental regulations and standards affecting our business and our products, including implementation of additional regulations relating to IP network communications;

•                  decreases in financial estimates or recommendations by equity research analysts;

•                  sales of common stock or other securities by us in the future;

•                  decreases in market valuations of communications equipment companies; and

•                  fluctuations in stock market prices and volumes.

In the past, securities class action litigation often has been initiated against a company following a period of volatility in the market price of the company’s securities. If class action litigation is initiated against us, we will incur substantial costs and our management’s attention will be diverted from our operations. All of these factors could cause the market price of our stock to decline, and investors may lose some or all of the value of their investment.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock could decline if one or more equity research analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Certain of our directors, executive officers and one principal stockholder own a significant amount of our common stock and could exercise substantial corporate control.

Certain of our directors and executive officers, together with their affiliates, beneficially own, in the aggregate, approximately 29% of our outstanding shares of common stock based on the number of shares outstanding as of June 30, 2009. In addition, as of June 30, 2009 one of our principal stockholders beneficially owned approximately 24% of our outstanding shares of common stock. As a result, these stockholders, if acting together, may have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, amalgamation, consolidation or sale of all or substantially all of our assets. These persons, acting together, may have the ability to control the management and affairs of our Company. Some of these stockholders also may have interests different than, or adverse from, our other stockholders. Accordingly, even though certain transactions may be in the best interests of other stockholders, this concentration of ownership may harm the market price of our common stock by:

•                                          delaying, deferring or preventing a change in control of our Company;

•                                          impeding a merger, amalgamation, consolidation, takeover or other business combination involving our Company; or

•                                          discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

In addition, sales or other dispositions of our shares by our principal stockholders may depress our stock price. Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could result in a decrease in the market price of our stock.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock could also depress the market price of our common stock.

As of June 30, 2009, holders of approximately 15,613,308 shares of our common stock have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. The 2,874,383 shares being registered on the Registration Statement on Form S-3 filed with the SEC on May 29, 2009, other than the 444,000 shares placed in escrow, will be eligible for resale in the public market as soon as the registration statement is declared effective.  We also have registered the issuance of all shares of common stock that we have issued and may issue under our employee option and purchase plans. Having registered the issuance of these shares, they can be freely sold in the public market upon issuance.

The market price of shares of our common stock may decrease significantly when our stockholders are able to sell shares of our common stock into the market, and again when the remaining shares are released from escrow.  A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause you to lose part or all of your investment in our shares of common stock.

Our corporate documents and Delaware law will make a takeover of our Company more difficult, which may limit the market price of our common stock.

Our restated charter and bylaws and Section 203 of the Delaware General Corporation Law contain provisions that might enable our management to resist a takeover of our Company. These provisions might discourage, delay or prevent a change in the control of our Company or a change in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some provisions in our restated charter and bylaws may deter third parties from acquiring us, which may limit the market price of our common stock and may not be in the best interests of our stockholders. These include:

•                  a classified board of directors;

•                  the ability of the board of directors to issue undesignated shares without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the share ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board;

•                  limitations on the removal of directors; and

•                  advance notice requirements for election to the board and for proposing matters that can be acted upon at stockholder meetings.

THE OFFER

1.                                    Eligibility.

You are an “eligible optionee” if you are an active employee or independent contractor of Acme Packet, as of the date of this offer and you remain employed by or act as an independent contractor to Acme Packet or a successor entity through the date on which the exchanged options are cancelled and the date of grant for new options. However, the executive officers and the members of our board of directors may not participate in this offer. Our executive officers and directors are listed on Schedule A of this Offering Document.

To receive a grant of new options, you must remain an eligible optionee through the new option grant date. If you do not remain an eligible optionee through the new option grant date, you will keep your current eligible options and they will be treated in accordance with their terms and conditions. If we do not extend the offer, the new option grant date is expected to be August 5, 2009, unless a different (later) grant date will be required under local law. In order to continue to vest in your new options, you must remain an employee or independent contractor of Acme Packet through each relevant vesting date.

2.                                    Number of options; expiration date.

Subject to the terms and conditions of this offer, we expect to accept for exchange certain outstanding, unexercised options granted under the Plan that are held by eligible optionees and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date. In order to be eligible, options must be outstanding as of immediately prior to the cancellation of the options under this offer and be options granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer.

You may choose which of your eligible option grants you wish to exchange, but each option grant that you elect to exchange must be for the entire portion that is outstanding and unexercised, except options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). We are not otherwise accepting partial tenders of option grants. However, you may elect to exchange the remaining portion of an option grant that you have partially exercised. As a result, you may elect to exchange certain of your eligible options, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option to purchase 1,000 shares, and (3) an eligible option to purchase 2,000 shares, you may elect to exchange:

•              Your first option grant covering 300 remaining unexercised shares;

•              Your second option grant covering 1,000 shares;

•              Your third option grant covering 2,000 shares;

•              One of your three option grants;

•              Two of your three option grants;

•              All three of your option grants; or

•              None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants.

As discussed above, this rule will not apply to the portion of any option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an employee of Acme Packet. Any such portion of an option grant may not be exchanged in this offer (even if title to that portion of the option grant is held by an eligible optionee). However, the portion beneficially owned by the eligible optionee may be tendered in the offer if eligible; such portion must be tendered for all remaining outstanding shares. For instance, if you are an eligible optionee and you hold an option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the option grant that you beneficially own covering the outstanding 1,500 shares, or you may elect not to participate in the offer at all. These are your only choices with respect to this option grant.

In substantially all cases, your new option grant will represent the right to purchase fewer shares than the eligible option grant tendered for exchange. In no event will your new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange. The number of shares represented by your new option grant will be determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the new option grant at the time the new option is granted being equal to the fair value of the eligible option grant tendered for exchange at the time immediately prior to the eligible option grant being cancelled. The exchange ratios used in this offer will be calculated by our independent compensation and valuation consultants using the binomial lattice option valuation model based upon the closing price of our common stock as reported on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumption as of the same expiration date.  We designed this method for establishing the exchange ratios in order to make the issuance of the new options accounting expense neutral to Acme Packet, which we believe is in the best interests of our Company.

The Eligible Option Information Sheet that you received along with this offer document includes hypothetical examples of the number of new options that may be granted at various assumed exercise prices and the assumption of other factors, which may change by the expiration date. As noted on the Eligible Option Information Sheet, the number of new options shown on the Eligible Option Information Sheet are hypothetical examples only and are based on assumptions made as of the date hereof. The actual number of new options granted in exchange for tendered eligible options will be determined based upon the closing price of our common stock on the Nasdaq Global Market on the expiration date of the offer, as well as other valuation assumptions required to be used under the binomial lattice valuation model. The number of shares of our common stock underlying the new options will be rounded to the nearest whole number on a grant-by-grant basis (with fractional shares greater than or equal to point 5 (0.5) rounded up to the nearest whole share and fractional shares less than point 5 (0.5) rounded down to the nearest whole share).  Adjustments to any of the valuation assumptions, such as a change in the volatility of our stock, used to calculate the information in the Summary of the Offer to Exchange will result in a change to the number of new options that may be granted under this offer. As a result, the number of new options set forth in the Eligible Option Information Sheet may not represent the actual number of new options that you would receive in the offer.

All new options will be subject to the terms of our Plan, and to an option agreement entered into between you and Acme Packet. The current form of option agreement under the Plan is incorporated by reference as an exhibit to the Tender Offer Statement on Schedule TO that we have filed with the SEC (the “Schedule TO”) with which this Offering Document has been filed.

The expiration date for this offer will be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 16 of this Offering Document for a description of our rights to extend, terminate, and amend the offer.

3.                                    Purpose of the offer.

We believe that this offer will foster retention of our employees and independent contractors and better align the interests of our employees and our stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible optionees with the opportunity to own new options that over time may have a greater potential to increase in value.

We chose to make this offer instead of simply granting more options for a number of reasons. This offer is designed to decrease our option overhang, which is the number of options outstanding as a percent of the total number of common shares outstanding. For example, if we receive and accept tendered options from eligible optionees of all options eligible to be tendered, subject to the terms and conditions of this offer, we will receive and cancel options to purchase 2,439,750 shares of our common stock and if, based on the results of the exchange ratio on the expiration date and a new option strike price of $10.00, we grant new options to purchase 2,056,460 shares, our option overhang would decrease by 383,290 shares or approximately 1% of the total shares of our common stock outstanding as of June 30, 2009.  All options granted under the Plan, whether vested or unvested, that were granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer, and that are outstanding as of the expiration date are eligible for exchange. The minimum exercise price of

$11.42 represents a 34% premium above the average closing price of our common stock on the Nasdaq Global Market for the prior 30 trading days leading up to, and including, June 30, 2009. We decided to use the 34% premium based on a statistical analysis of companies in our peer group and geographical location who have implemented, or are in the process of implementing, similar tender offers within the last 15 months.

Acme Packet does not have authority to grant a sufficient number of stock options to make grants to employees that would achieve the same benefits to employees and stockholders that this program does, while allowing Acme Packet to maintain the flexibility it needs to provide ongoing grants, award additional options to recognize employee performance and grant options to newly hired employees. We believe structuring the program in this manner is in the best interests of our employees and stockholders to give incentive to our employees with appropriate stock options, reduce the outstanding stock option overhang, and conserve options for future grants.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•                                        Any extraordinary transaction, such as a merger, reorganization or liquidation involving Acme Packet;

•                                        Any purchase, sale or transfer of a material amount of our assets;

•                                        Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•                                       Any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•                                        Any other material change in our corporate structure or business;

•                                       Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•                                       Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•                                        The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•                                       The acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; provided, however, on May 29, 2009, we filed a Registration Statement on Form S-3 with the SEC which registers for resale 2,874,383 shares of our common stock issued in connection with the acquisition of Covergence Inc., which Registration Statement may be declared effective during the offering period; or

•                                       Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own financial, legal and/or tax advisor. You must make your own decision about whether to participate in this offer.

4.                                    Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. To participate in this offer, you must do the following before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended:

If you are an eligible optionee, you will receive on the commencement of the offer an electronic mail announcing this offer and directing you to the website for this offer, which is located at https://acmepacket.equitybenefits.com (the “offer website”). If you wish to participate in this offer, you must access the offer website and click on the MAKE AN ELECTION button. You will be directed to your Eligible Option Information Sheet and Election Form that contains the following personalized information with respect to each eligible option you hold:

•              the grant date indicated for the eligible option on the applicable option agreement;

•              the current exercise price per share in effect for the eligible option;

•              the number of shares of the Company’s common stock exchangeable under the eligible option; and

•              the election alternatives available to you.

You will need to check the appropriate box next to each of your eligible options to indicate your choice of whether to exchange your eligible options in accordance with the terms of this offer or retain your eligible options under their current terms. After completing the electronic Eligible Option Information Sheet and Election Form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Print Confirmation page. Please print and keep a copy of the Print Confirmation page for your records which is the final step in the election process.

If you are not able to submit your election electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper Eligible Option Information Sheet and Election Form and return it to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

You must complete the election process (whether electronically or in paper form) in the foregoing manner before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. If we extend this offer beyond that deadline, you must complete the process before the extended expiration date of this offer.

If you participate in this offer, you may exchange some or all of your eligible options. To help you recall your outstanding eligible option grants, we will make available to you on the offer website a summary of your outstanding eligible options.

Your election to participate becomes irrevocable after 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an Eligible Option Information Sheet and Election Form choosing to exchange your eligible options and submit a new Eligible Option Information Sheet and Election Form at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Eligible Option Information Sheet and Election Form we receive before the expiration date.

The delivery of all documents, including Eligible Option Information Sheet and Election Forms, is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Susan Anderson at the Company by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted. We intend to confirm the receipt of your electronic Eligible Option Information Sheet and Election Forms (or paper Eligible Option Information Sheet and Election Form) by electronic mail within two (2) U.S. business days of the receipt of your Eligible Option Information Sheet and Electronic Election forms (or paper Eligible Option Information Sheet and Election Forms). If you have not received an electronic mail confirmation, you must confirm that we have received your Eligible Option Information Sheet and Electronic Election forms (or paper Eligible Option Information Sheet and Election Forms). Eligible Option Information Sheet and Election Forms may be submitted only electronically through the offer website or in paper form by hand delivery, facsimile or electronic mail to Susan Anderson. Eligible Option Information Sheet and Election Forms submitted by any other means are not permitted and will not be accepted.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we expect to accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your Eligible Option Information Sheet and Election Form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, electronic mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be August 5, 2009.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any elections. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Eligible Option Information Sheet and Election Form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We expect to accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder; provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Acme Packet and you upon the terms and subject to the conditions of this offer.

5.                                    Withdrawal rights and change of election.

You may change your election with respect to your eligible options only in accordance with the provisions of this section.

You may change your election with respect to your eligible options at any time before the expiration date, which is expected to be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009. If we extend the offer, you may change your election at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, you may withdraw your tendered options at any time thereafter.

If you wish to change your election to participate in this offer, you must access the offer website at https://acmepacket.equitybenefits.com and complete and submit a new electronic Eligible Option Information Sheet and Election Form before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. If you are not able to submit a new electronic Eligible Option Information Sheet and Election Form electronically through the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic Eligible Option Information Sheet and Election Form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new Eligible Option Information Sheet and Election Form and return it to Susan Anderson at the Company by hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the offer. To obtain a paper Eligible Option Information Sheet and Election Form, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com.

If you submit an Election Form declining the offer and you later decide that you would like to exchange your eligible options for new options, you may elect to participate at any time by submitting a new properly completed electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form) accepting the offer before the expiration date, by following the procedures described in Section 4 of this Offering Document. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Eligible Option Information Sheet and Election Form we receive before the expiration date.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any electronic Eligible Option Information Sheet or Election Form (or paper Eligible Option Information Sheet or Election Form), nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of the electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form). Our determination of these matters will be final and binding.

The delivery of all documents, including any electronic Eligible Option Information Sheet and Election Forms (or paper Eligible Option Information Sheet and Election Forms), is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Susan Anderson by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic Eligible Option Information Sheet and Election Forms (or paper Eligible Option Information Sheet and Election Form) by electronic mail within two (2) U.S. business days of the receipt of your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Forms). If you have not received an electronic mail confirmation, you must confirm that we have received your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Forms). Eligible Option Information Sheet and Election Forms may be submitted only electronically through the offer website or in paper form by hand delivery, facsimile or electronic mail to Susan Anderson. Eligible Option Information Sheet and Election Forms submitted by any other means are not permitted and will not be accepted.

6.                                    Acceptance of options for exchange and issuance of new options.

Upon the terms and conditions of this offer and promptly following the expiration of this offer, we expect to accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration of this offer. Once the options are cancelled, you will no longer have any rights with respect to those options. As discussed in Sections 9 and 14 of this Offering Document, your new options will be treated as nonstatutory stock options for U.S. tax purposes as a result of the exchange, regardless of whether your eligible options were incentive stock options or nonstatutory stock options for U.S. tax purposes.  Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be August 5, 2009.

For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, electronic mail or other method of communication. Subject to our rights to terminate the offer, as discussed in Section 16 of this Offering Document, we currently expect that we will accept promptly after the expiration of this offer all properly tendered options that are not validly withdrawn.

We will grant the new options on the new option grant date. We expect the new option grant date to be August 5, 2009. All new options will be granted under our Plan and will be subject to an option agreement between you and Acme Packet. The number of new options you will receive will be determined in accordance with the exchange ratio described in Section 2 of this Offering Document. After the expiration date, we will send you your new option agreement.

Options that we do not accept for exchange will remain outstanding until they are exercised or expire by their terms and will retain their current exercise price and current vesting schedule.

7.                                    Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•                                        There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•                                        Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offering Document for a description of the contemplated benefits of the offer to us);

•                                        There will have occurred:

•                                      any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•                                      the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•                                      any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•                                      in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•                                      the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer, or

•                                      if any of the situations described above existed at the time of commencement of this offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this offer;

•                                        A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•                                          any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of this offer,

•                                          any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•                                          any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this offer or with such acceptance for exchange of eligible options;

•                                          There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offering Document);

•                                          Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•                                          Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offering Document for a description of the contemplated benefits of the offer to us); or

•                                          Any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Acme Packet.

If any of the above events occur, we may:

•                                          Terminate this offer and promptly return all tendered eligible options to tendering holders;

•                                          Complete and/or extend this offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•                                          Amend the terms of this offer; or

•                                          Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this offer is open, complete this offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.                                    Price range of shares underlying the options.

The Acme Packet common stock that underlies your options is traded on the Nasdaq Global Market under the symbol “APKT.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq Global Market.

	High	Low
Year Ended December 31, 2007
First Quarter	$21.43	$13.73
Second Quarter	$15.02	$11.10
Third Quarter	$16.00	$10.25
Fourth Quarter	$16.59	$10.81
Year Ended December 31, 2008
First Quarter	$12.81	$6.85
Second Quarter	$10.09	$7.72
Third Quarter	$8.00	$4.05
Fourth Quarter	$5.72	$2.83
Year Ending December 31, 2009
First Quarter	$6.50	$3.64
Second Quarter	$10.34	$5.90

On July 2, 2009, the last reported sale price of our common stock, as reported by the Nasdaq Global Market, was $10.14 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.                                    Source and amount of consideration; terms of new options.

Consideration.

We will issue new options in exchange for eligible outstanding options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive new options based on the exchange ratios described in Section 2 of this Offering Document. For purposes of applying these ratios, fractional new options will be rounded to the nearest whole new option on a grant by grant basis (with fractional options greater than or equal to point five (0.5) rounded up to the nearest whole new option and fractional options less than point five (0.5) rounded down to the nearest whole new option).

As of June 30, 2009, there were outstanding eligible options, held by 250 option holders, to purchase an aggregate of 2,439,750 shares of our common stock with a weighted average exercise price of $13.75 per share, all of which were issued under our Plan.  The maximum number of shares subject to new option grants that may be issued pursuant to this offer depends upon the closing price of our common stock on the Nasdaq Global Market on the expiration date of the offer.

General terms of new options.

New options will be granted under our Plan. All new options will be subject to the terms of the Plan and to an option agreement between you and Acme Packet. The terms and conditions of the new options may vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. However, you should note that your new options will be classified for U.S. tax purposes as nonstatutory stock options even if your exchanged options were incentive stock options and will have a maximum term of seven (7) years from the new option grant date. Furthermore, if you are an employee outside the United States, you should carefully review Schedule C attached to this offer for your country of residence to determine whether different terms will apply to your new options.

The following description summarizes the material terms of our Plan. Our statements in this Offering Document concerning the Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan, and the form of option agreement under the Plan, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at Acme Packet, Inc., 71 Third Avenue, Burlington, Massachusetts 01803, Attention: Susan Anderson (telephone: +1 (781) 328-4805), to receive a copy of the Plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

2006 Equity Incentive Plan.

Our Plan permits the granting of incentive stock options, nonstatutory stock options, restricted shares, stock units, restricted stock units and stock grants. The maximum number of common shares subject to options currently outstanding under our Plan is approximately 7,931,875 shares. As of June 30, 2009, the maximum number of shares available for future issuance under the Plan was 625,937. Our Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of our Plan, the administrator has the power to determine the terms, conditions, and restrictions of the options granted, including the number of options and the vesting schedule.

Exercise price.

The exercise price of an option granted under our Plan generally is the closing price per a share of our common stock as traded on the Nasdaq Global Market as of the date of grant; provided, however, that the exercise price of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant, and with respect to a person who holders more than ten percent of our common stock, not less than 110% of the fair value of our common stock on the grant date.

We cannot predict the exercise price of the new options.  We recommend that you obtain current market quotations for our common stock before deciding whether to tender your eligible option grants.

Vesting and Exercisability.

The vesting applicable to an option granted under our Plan generally is determined by our Compensation Committee in accordance with the terms of our Plan. The new options granted under this offer will begin to vest on the grant date of the new option with 25% of the new options vesting on the first anniversary of the new grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period. Thus, no portion of each new option grant will be vested on the new option grant date. Vesting on any date is subject to your continued service to Acme Packet or its subsidiaries through each relevant vesting date. Generally, any vested new options may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under local law.

Adjustments upon certain events.

Events occurring before the new option grant date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Acme Packet is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If Acme Packet is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price and number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.

If we are acquired by or merge with another company, your cancelled options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the new option grant date means that the tender of your options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events occurring after the new option grant date.

In the event of a subdivision of our outstanding common stock, a declaration of a dividend payable in our common stock or a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares of common stock, after the new option grant date, corresponding adjustments shall automatically be made to the number and exercise price of shares subject to each new option.

If we liquidate or dissolve, to the extent not previously exercised or settled, your outstanding options will terminate immediately before the consummation of the dissolution or liquidation.

Our Plan provides that if we merge or if our property or stock is acquired by another corporation, your option will generally not accelerate vesting unless the surviving corporation does not assume your option or replace it with a comparable award. If the surviving corporation does not assume your option or replace it with a comparable award, then vesting will accelerate as to all of the shares of common stock subject to such option.

Transferability of options.

Options generally may not be transferred, other than by will or through a beneficiary designation and only you or your legal representative may exercise your option.

Registration of shares underlying new options.

All of the shares of Acme Packet common stock issuable upon exercise of new options have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Acme Packet for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

Tax consequences.

If you are a U.S. tax resident, you should refer to Section 14 of this Offering Document for a discussion of the material U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are an employee residing outside the United States, you should refer to Section 15 and Schedule C attached to this Offering Document for a discussion of certain tax consequences of your participation in the offer and the new options and exchanged options. If you are a citizen or resident of more than one country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own financial, legal and/or tax advisor to discuss the consequences to you of this transaction.

10.          Information concerning Acme Packet.

Overview

Acme Packet, Inc. enables the delivery of trusted, first class interactive communications—voice, video and multimedia sessions—and data services across Internet Protocol, or IP, network borders. Our Net-Net family of session border controllers, or SBCs, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—including Voice over IP, or VoIP, trunking, unified communications, hosted enterprise and residential services and fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and real time streaming protocol, or RTSP—and multiple border points—service provider acess and interconnect, and enterprise access and trunking.

We are the world’s leading provider of SBCs that enable service providers, enterprises and contact centers to deliver secure and high quality interactive communications across defined border points where IP networks connect, known as network borders. Service providers include wireline, wireless, cable and internet telephony service providers. IP is a standardized method of transmitting information, such as interactive communications, from one device, such as a personal computer, server, IP telephone and personal digital advisor, to another device over any type of physical private or public network, including the internet. Our Net-Net products, which consist of our hardware and proprietary software, serve as a central element in unifying the separate IP networks. Our customers use our products to deliver next-generation interactive communications services, such as VoIP, with the same quality assurance and security as they historically have offered for voice services over their legacy telephone networks.

SBCs are deployed at the borders between IP networks, such as between two service providers or between a service provider and its enterprise, residential or mobile customers. SBCs are the only network element currently capable of integrating the control of signaling messages and media flows. This capability complements the roles and functionality of routers, softswitches and data firewalls that operate within the same network. Our Net-Net products support a broad range of communications applications at multiple network border points, providing key control functions in the areas of security, service reach maximization, service level agreement assurance, revenue optimization, cost efficiency and regulatory compliance, while also supporting next-generation service architectures such as IP Multimedia Subsystem, or IMS. IMS provides a blueprint for building a network capable of delivering IP-based voice, video and multimedia services to subscribers.

We began shipping our Net-Net products in 2002. Since that time, approximately 675 customers, consisting of service providers, enterprises and contact centers in 95 countries, have purchased our products as of March 31, 2009. They include 29 of the top 30 and 89 of the top 100 service providers in the world.

We sell our products and support services through approximately 55 distribution partners, as of March 31, 2009, and our direct sales force. Our distribution partners include many of the largest networking and IP communications equipment vendors throughout the world.

We were founded in 2000 under the name Primary Networks, Inc. and changed our name to Acme Packet, Inc. in January 2001. Our principal executive offices are located at 71 Third Avenue, Burlington, MA 01803. Our telephone number is +1 (781) 328-4400. Our website address is www.acmepacket.com.   Information contained on our website is not part of this prospectus or any amendment or supplement hereto, and is not incorporated by reference into this prospectus. Information on our website is for informational purposes only, and we undertake no obligation to update such information. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

“Acme Packet,” “Net-Net,” “Acme Packet Session Aware Networking” and other trademarks or service marks of Acme Packet appearing in this prospectus are the property of Acme Packet. This prospectus contains additional trade names, trademarks and service marks of other companies.

The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended March 31, 2009, are incorporated herein by reference.  Please see

Section 18 of this Offering Document titled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.          Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and executive officers is attached to this Offering Document as Schedule A. Our executive officers and the members of our board of directors may not participate in this offer. As of June 30, 2009, our executive officers and directors (twelve (12) persons) as a group held options unexercised and outstanding under our Plan to purchase a total of 1,072,500 of our shares, which represented approximately 14% of the shares subject to all options outstanding under our Plan as of that date.

The following tables below set forth the beneficial ownership of each of our executive officers and directors of options under the Plan outstanding as of June 30, 2009. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under the Plan, which was 7,931,875 as of June 30, 2009. As noted on the table, our executive officers and members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Shares Covered by Outstanding Options Granted Under our 2006 Equity Incentive Plan	Percentage of Total Outstanding Options Under our 2006 Equity Incentive Plan
Andrew D. Ory*	President and Chief Executive Officer, Director	180,000	2.3%
Patrick J. MeLampy*	Chief Technology Officer, Director	120,000	1.5%
Peter J. Minihane*	Chief Financial Officer and Treasurer	400,000	5.0%
Dino Di Palma*	Vice President Sales and Business Development	115,000	1.4%
Seamus Hourihan*	Vice President Marketing and Product Management	85,000	1.1%
Erin Medeiros*	Vice President Professional Services	82,500	1.0%
John F. Shields*	Vice President Manufacturing Operations	52,500	0.6%
Robert G. Ory*	Secretary and Assistant Treasurer, Director	—	—
Gary J. Bowen*†	Director	12,500	0.2%
David B. Elsbree*†	Director	12,500	0.2%
Robert C. Hower*†	Director	12,500	0.2%
Michael Thurk*†	Director	—	—

*                 Not eligible to participate in the offer.

†                  Each of our non-employee directors holds options to purchase shares pursuant to our 2006 Director Option Plan.

On February 10, 2009, our board of directors granted our executive officers non-statutory options to purchase shares of our common stock pursuant to our Plan, as follows:

Name	Position	Exercise Price	Stock Option Award
Andrew D. Ory*	President and Chief Executive Officer	$4.35	150,000
Patrick J. MeLampy*	Chief Technology Officer	$4.35	100,000
Peter J. Minihane*	Chief Financial Officer and Treasurer	$4.35	100,000
Dino Di Palma*	Vice President Sales and Business Development	$4.35	100,000
Seamus Hourihan*	Vice President Marketing and Product Management	$4.35	70,000
Erin Medeiros*	Vice President Professional Services	$4.35	70,000
John F. Shields*	Vice President Manufacturing Operations	$4.35	40,000

*              Not eligible to participate in the offer.

On May 19, 2009, the non-employee members of our board of directors received annual grants of options to purchase shares of our common stock pursuant to our 2006 Director Option Plan, as follows:

Name	Position	Exercise Price	Stock Option Award
Gary J. Bowen*	Director	$7.89	12,500
David B. Elsbree*	Director	$7.89	12,500
Robert C. Hower*	Director	$7.89	12,500
Michael Thurk*	Director	$7.89	12,500

*      Not eligible to participate in the offer.

Except as described above, neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock under our Plan, or in transactions involving our common stock during the past sixty (60) days before and including July 8, 2009, except for the following transactions: on May 5, 2009, Dino DiPalma sold 10,000 shares of our common stock at a sale prices ranging from $7.93 to $8.59 per share; on May 5, 2009, Advanced Technology Ventures VII L.P (“ATV”), Advanced Technology Ventures VII(B) L.P (“ATV(B)”), Advanced Technology Ventures VII(C) L.P. (“ATV(C)”), ATV Entrepreneurs VII L.P. (“ATV Entrepreneurs” and collectively with ATV, ATV(B), ATV(C), the “ATV Entities”) sold an aggregate of 99,449 shares of our common stock at sale prices ranging from $8.10 to $8.16 per share; on May 27, 2009, the ATV Entities sold an aggregate of 17,403 shares of our common stock at sale prices ranging from $8.05 to $8.15 per share; on June 3, 2009, the ATV Entities sold an aggregate of 82,046 shares of our common stock at sale prices ranging from $8.05 to $8.14 per share; on June 8, 2009, the ATV Entities sold an aggregate of 53,230 shares of our common stock at sale prices ranging from $8.35 to $8.42 per share; on June 9, 2009, the ATV Entities sold an aggregate of 46,219 shares of our common stock at sale prices ranging from $8.32 to $8.48 per share and on June 17, 2009, the ATV Entities sold an aggregate of  248,621 shares of our common stock at a price of $8.15 per share. Robert C. Hower serves on our board of directors and is a managing director of ATV Associates VII, LLC, the general partner of each of the ATV Entities.

12.          Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares under the Plan from which they were originally issued. To the extent shares returning to the Plan are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq Global Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

Pursuant to the accounting standards in effect under SFAS 123(R), we may be required to recognize additional compensation expense to the extent the new options have a greater value than the exchanged options they replace.

13.          Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein, except for certain exemptive or notice filings that may be required in certain countries outside the United States. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filings or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offering Document.

If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new option grant date we will not grant any new options and you will not receive any other benefit for the options you tendered.

14.          Material U.S. federal income tax consequences.

The following is a general summary of the material U.S. federal income tax consequences of the offer and of participating in the exchange of options pursuant to the offer for those employees who are United States citizens or residents for U.S. federal income tax purposes. This discussion is based on the U.S. Internal Revenue Code, its legislative history, the Treasury Regulations thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state, and local tax consequences for each employee will depend upon that employee’s individual circumstances.

This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We recommend that you consult your own financial, legal and/or tax advisor with respect to the federal, state and local tax consequences of the offer and of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a citizen or resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own financial, legal and/or tax advisor to discuss the consequences to you of this transaction.

New options; deemed modification of outstanding eligible incentive stock options.

Option holders whose outstanding eligible options are exchanged for new options under the offer will not recognize income for U.S. federal income tax purposes upon the cancellation of the outstanding eligible options or the issuance of new options in accordance with the offer.

The new options will be classified for U.S. tax purposes as nonstatutory stock options, even if the exchanged options which they replace were incentive stock options. As described below, incentive stock options are generally eligible for more favorable U.S. federal income tax treatment than nonstatutory stock options.

If the term of this offer is extended so that its duration is longer than the present twenty-nine (29) day term, incentive stock options that are eligible options and that are held by U.S. employees who do not participate in this exchange will be considered to have been modified as of the date this offer is made, and that date will be considered a new grant date for purposes of determining whether the options qualify as incentive stock options and whether an employee will receive favorable tax treatment with respect to the options.  Under certain circumstances, a deemed modification resulting from this offer remaining open for more than twenty-nine (29) days may result in some or all of your eligible incentive stock options ceasing to qualify as incentive stock options and being classified as nonstatutory stock options instead.  Moreover, in order to receive favorable tax treatment with respect to options that continue to qualify as incentive stock options, you must not dispose of any shares acquired upon exercise of such an option until the passage of more than two (2) years from the new option grant date (i.e., the date of the deemed modification) and more than one (1) year after the exercise of the option. If these holding periods are not met, the disposition of shares will be a disqualifying disposition under the rules described below and you will recognize ordinary income to the extent that the fair market value of the shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) exceeds the option exercise price. For more detailed information on disqualifying dispositions, please see the discussion below.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the excess of the fair market value of the shares subject to the option on the date of exercise over the exercise price of the option will be taxable as ordinary income to the option holder.  If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.  Your holding period for the shares issued upon exercise of a nonstatutory stock option will begin on the date following the date of exercise of the option and your basis for those shares will equal their fair market value on the date of exercise.

We will generally be entitled to a tax deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements.

When you dispose of shares received upon exercise of a nonstatutory stock option, any gain or loss is generally treated as capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if the holding period for the shares disposed of is greater than one year, and otherwise will be short-term capital gain or loss.

Incentive stock options.

Under current law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

When you dispose of shares received upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether or not the disposition is made:

•                                          more than two (2) years after the date the incentive stock option was granted (the new option grant date); and

•                                          more than one (1) year after the date the incentive stock option was exercised.

If the disposition satisfies both of those timing requirements, the excess, if any, of the sale price of the option shares over the exercise price of the option will be taxed to you as a long-term capital gain at the time of the disposition.

If the disposition fails to satisfy either timing requirement, it is a “disqualifying disposition.”  Upon a disqualifying disposition, you will recognize ordinary income to the extent that the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) exceeds the exercise price. That ordinary income will not be subject to wage withholding.  If the amount realized on the disposition exceeds the fair market value of the shares at the time the option was exercised, the excess will be taxable to you as a long-term capital gain if you sold the shares more than one (1) year after the option was exercised and otherwise as a short-term capital gain.

Unless you make a disqualifying disposition, we will not be entitled to a tax deduction with respect to your exercise of an incentive stock option or your disposition of the shares received on exercise. If you make a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income taxable to you.

15.

Material income tax consequences and certain other considerations for employees who reside outside the United States.

Attached as Schedule C to this Offering Document are short summaries of the general tax consequences of the offer in countries other than the United States where residents are eligible to participate in the offer. If you are subject to the tax laws in any of these countries, please see Schedule C for information regarding the general tax consequences to you of participating in the offer. You should review the information carefully and consult your own financial, legal and/or tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

If you are subject to tax in more than one country, you should be aware that there may be other tax consequences that may apply to you. We strongly recommend that you consult your own financial, legal and/or tax advisor to discuss these consequences.

16.

Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offering Document has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, electronic mail or other form of communication no later than 8:00 a.m., Eastern Daylight Savings Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offering Document occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offering Document has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual expiration date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Daylight Savings Time.

17.          Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.          Additional information.

This Offering Document is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.                                     Our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 13, 2009;

2.                                     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009;

3.                                     Our Definitive Proxy Statement on Schedule 14A for our 2009 annual meeting of stockholders, filed with the SEC on April 7, 2009;

4.                                     Our Current Reports on Form 8-K filed with the SEC on April 2, 2009 and April 30, 2009 (excluding any information that was furnished to the SEC); and

5.                                     The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 22, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offering Document is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Acme Packet, Inc., 71 Third Avenue, Burlington, MA 01803, Attention: Investor Relations or telephoning our Investor Relations Department at +1 (781) 328-4790.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offering Document, you should rely on the statements made in the most recent document.

The information contained in this Offering Document about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.          Financial statements.

The financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, are incorporated herein by reference. Attached as Schedule B to this Offering Document is a summary of our financial statements for our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 and for our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offering Document.

20.          Miscellaneous.

We are not aware of any jurisdiction in which the offer is made where the making of the offer is not in compliance with applicable law. We may become aware of one or more jurisdictions where the making of the offer is not in compliance with valid applicable law. If we cannot or choose not to comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offering Document and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Acme Packet, Inc.
July 8, 2009

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF ACME PACKET, INC.

The directors and executive officers of Acme Packet, Inc. are set forth in the following table:

Name	Position and Offices Held
Andrew D. Ory*	President and Chief Executive Officer, Director
Patrick J. MeLampy*	Chief Technology Officer, Director
Peter J. Minihane*	Chief Financial Officer and Treasurer
Dino Di Palma*	Vice President Sales and Business Development
Seamus Hourihan*	Vice President Marketing and Product Management
Erin Medeiros*	Vice President Professional Services
John F. Shields*	Vice President Manufacturing Operations
Robert G. Ory*	Secretary and Assistant Treasurer, Director
Gary J. Bowen*	Director
David B. Elsbree*	Director
Robert C. Hower*	Director
Michael Thurk*	Director

The address of each executive officer and director is: c/o Acme Packet, Inc., 71 Third Avenue, Burlington, Massachusetts 01803.

None of the individuals marked with an asterisk above are eligible to participate in this option exchange program.

A-1

SCHEDULE B

FINANCIAL STATEMENTS
OF ACME PACKET, INC.

Selected Financial Data

The following selected consolidated financial data should be read in conjunction with our audited consolidated financial statements and related notes thereto and with Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008. The consolidated statement of operations data for the years ended December 31, 2008, 2007 and 2006, and the selected consolidated balance sheet data as of December 31, 2008 and 2007 are derived from, and are qualified by reference to, the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The consolidated statement of operations data for the years ended December 31, 2005 and 2004, and the consolidated balance sheet data as of December 31, 2006 and 2005 are derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. The consolidated balance sheet data as of December 31, 2004 is derived from audited consolidated financial statements appearing in our Registration Statement on Form S-1. The consolidated statement of operations data for the three months ended March 31, 2009 and the consolidated balance sheet data as of March 31, 2009 are unaudited and are derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. In the opinion of our management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and reflect all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in those statements. The results of historical periods are not necessarily indicative of the results of operations for a full year or any future period.

	Three Months Ended March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
	(in thousands, except share and per share data)
Statement of Operations Data:
Revenue:
Product	$23,051	$91,277	$94,906	$71,810	$31,080	$14,641
Maintenance, support and service	7,936	25,081	18,146	12,260	5,040	1,352
Total revenue	30,987	116,358	113,052	84,070	36,120	15,993
Cost of revenue:
Product	5,232	19,234	18,281	14,624	8,026	5,212
Maintenance, support and service	923	4,710	4,062	2,951	1,201	583
Total cost of revenue	6,155	23,944	22,343	17,575	9,227	5,795
Gross profit	24,832	92,414	90,709	66,495	26,893	10,198
Operating expenses:
Sales and marketing	11,336	44,044	35,387	23,759	14,969	8,558
Research and development	6,164	22,235	20,058	12,988	8,705	5,552
General and administrative	3,133	11,927	10,732	6,566	3,602	2,341
Lease abandonment	—	—	—	—	—	848
Total operating expenses	20,633	78,206	66,177	43,313	27,276	17,299
Income (loss) from operations	4,199	14,208	24,532	23,182	(383)	(7,101)
Total other income, net	115	2,979	6,369	2,239	348	144

Income (loss) before provision for (benefit from) income taxes	4,265	17,187	30,901	25,421	(35)	(6,957)
Provision for (benefit from) income taxes	1,507	5,615	11,340	(3,443)	—	—
Net income (loss)	$2,758	$11,572	$19,561	$28,864	$(35)	$(6,957)

Net income (loss) per share applicable to common stockholders:
Basic(1)	$0.05	$0.20	$0.33	$0.57	$0.00	$(0.47)
Diluted(1)	$0.05	$0.18	$0.30	$0.50	$0.00	$(0.47)

Weighted average number of common shares used in net income (loss) per share calculation:
Basic(1)	54,744,550	58,463,410	59,385,082	50,437,801	15,240,890	14,732,597
Diluted(1)	58,403,618	62,920,268	66,016,411	57,418,796	15,240,890	14,732,597

B-1

	As of March 31,	As of December 31,
	2009	2008	2007	2006	2005	2004
Balance Sheet Data:
Cash and cash equivalents	$135,907	$125,723	$136,420	$118,714	$15,369	$16,748
Working capital(2)	141,792	136,006	153,479	123,299	14,005	15,169
Total assets(2)	182,787	174,010	184,174	153,305	30,121	25,807
Indebtedness	—	—	—	—	—	210
Convertible preferred stock	—	—	—	—	33	33
Total stockholders’ equity	152,152	146,811	163,167	130,937	17,723	17,634

(1) For information regarding the computation of per share amounts, refer to note 2 of the notes to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2) Certain amounts totaling $278,000 and $95,000 related to advance billings for maintenance contract renewals previously recorded as an increase to “accounts receivable” and “deferred revenue” in the consolidated balance sheets as of December 31, 2005 and 2004, respectively, have been reclassified in order to conform to the current period presentation. These amounts have been removed from both account balances because as of those dates, no amounts were collected from the customer and neither party has completed its obligations pursuant to the arrangement. This reclassification had no impact on previously reported results of operations or cash flows from operations.

B-2

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ARGENTINA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Country. This summary is based on the law in effect in Argentina as of April  2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the options, the difference between the Fair Market Value (“FMV”) on the date of exercise and the exercise price will be subject to Income Tax.

Employee social security taxes are applied on a monthly maximum taxable base. Therefore, if your habitual compensation has already exceeded the cap, you will not have any additional liability in connection with these taxes.

Sale of Shares

Proceeds resulting from the sale of shares are not subject to taxation in Argentina.

Withholding and Reporting

Your employer is required to withhold and report Income Tax and social security taxes (to the extent you have not exceeded the applicable ceilings) when you exercise your new options. You are responsible for including any income realized under the Plan in your annual tax return (if applicable) and for paying any difference between your actual tax liability and the amount withheld.

Depending on your specific situation, the FMV of the shares held as of December 31st of each year, may be subject to Tax on Personal Assets.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRALIA

Due to current changes in legislation related to the taxation of transactions involving stock option awards in Australia, we are unable to provide a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Australia. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Australia apply to your specific situation.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

BRAZIL

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Brazil. This summary is based on the law in effect in Brazil as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Brazil apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to income tax as a result of the exchange of eligible options for new options.

Grant of New Options

You will not be subject to tax when new options are granted to you.

Exercise of New Options

You will not be subject to income tax or social insurance contributions when you exercise the new options. As explained below, you will be subject to tax only when the shares acquired at exercise are sold. (However, if you use a cashless method of exercise whereby you sell some or all of your shares at exercise, you will be subject to tax at the time of exercise/sale, as explained in the Sale of Shares section below.)

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the exercise price unless the amount of shares sold in that month is less than the exempt amount (currently BRL35,000). If the exempt amount is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding BRL35,000),

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new options or sell your shares. You are responsible for reporting and paying any tax resulting from the sale of your shares.

Additionally, you will be responsible for reporting the taxable event and the position of your assets on December 31st on your Annual Income Tax Return.

Besides this return, if you hold assets and rights outside Brazil in an amount equal or higher then USD 100,000, you must also declare them to the Central Bank of Brazil on an annual basis. Failure to make this declaration may subject you to penalties up to BRL 250,000.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

PEOPLE’S REPUBLIC OF CHINA (“PRC”)

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in the PRC. This summary is based on the law in effect in the PRC as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

The tax summary is based on the assumption that you are both resident and domiciled in the PRC and perform duties in the PRC from grant of the original stock options to the sale of the stock received in relation to the exercise of the new stock options. If you are performing duties outside of the PRC or are subject to tax in a country other than the PRC, you may be required to pay tax in such other country.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Country apply to your specific situation.

Tax Information

Option Exchange

In general, you will not be subject to PRC tax as a result of the exchange of eligible options for the new options.

Grant of New Options

In general, you will not be subject to PRC tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax. You will be taxed on the difference between the fair market value at the date of exercise and the exercise price. The taxable income is taxed at the same rates as compensation as compensation income. The income tax structure is graduated based on monthly compensation level from 5% to 45%.

Social security rules vary by location.  If the stock option income is regarded as employment income for social security purposes based on the local rules, it would be subject to social security tax. Social security tax in the PRC is generally calculated based on the average monthly compensation of the previous year. However, the calculation basis as well as social security rates and caps may vary by location. As there is a contribution ceiling for each category of social security taxes, it is possible that no additional social tax would be payable in the following year even if the stock option income is subject to social security withholding if the your other monthly taxable income of the current year has already exceeded the cap.

Sale of Shares

Income derived from the subsequent sale of foreign listed securities is subject to capital gain tax at a flat rate of 20% in the PRC.

The taxable gain is calculated as the difference between proceeds from sale of the shares and the fair market value of the shares at the date of exercise.

Withholding and Reporting

•  Exercise of stock option

In general, the employing company is required to report the tax and social security tax (if subject to social security tax) on stock option income upon exercise.

•  Subsequent sale of shares

Technically, the employing company has no withholding and reporting obligation.

In general, you would be responsible to report the income derived from the subsequent sale of foreign listed securities and pay tax to the tax authorities on a monthly basis.

•  Others

If you earn more than RMB120,000 in a full calendar year, you would have an obligation to file an annual self-declaration individual income tax return to report your total income from all sources including stock option income and capital gain income from subsequent sale of shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Canada. This summary is based on the law in effect in Canada as of April 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information(1)

Option Exchange

The tax treatment as a result of the exchange of an eligible option for the new options is uncertain. It is possible that the Canada Customs and Revenue Agency (the “CCRA”) will treat the exchange as: (i) a tax-neutral exchange of options; (ii) a taxable exchange of options; or (iii) two separate transactions (i.e., a tender of eligible options for cancellation, followed by a grant of new options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. We believe that the tax authorities will likely view the transaction as described in (iii), but no definitive guidance has been issued in this regard. For the purposes of this summary, however, we assume that the transactions will be treated as described above in (iii). (2)

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise the new options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Only one-half of the spread is subject to tax; that is, you can permanently exclude one-half of the spread from the taxable amount. You will be subject to tax on the remaining one-half of the spread at your applicable marginal income tax rate.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price)

(1) Please note that this summary only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the offer under provincial tax laws.

(2) In order for the option exchange to be non-event for Canadian tax purposes, it must meet certain requirements.  The requirements are as  follows: When you dispose of rights under a stock option agreement (“exchanged options”) to acquire shares (“original shares”) of your employing corporation, or a corporation with whom you do not deal at arm’s length, (“original corporation”) to acquire rights under another stock option agreement (“new options”) to acquire shares (“new shares”) of the original corporation,

(a) you must not receive any consideration for the disposition of the exchanged option other than the new options, and

(b) the amount if any, by which (i) the total value of the new shares immediately after the disposition exceeds (ii) the total amount payable by you to acquire the new shares under the new option (generally the exercise price) does not exceed the amount, if any, by which (iii) the total value of the old shares immediately before the disposition exceeds (iv) the amount payable by you to acquire the old shares under the exchanged option.

until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise of the new options.

You can defer the tax on the spread at exercise only on the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

Regardless of whether the deferral applies, you will be subject to pension plan contributions on the taxable amount at exercise (i.e., one-half of the spread) to the extent that you have not already exceeded your annual contribution ceiling.

Sale of Shares

When you sell the shares acquired at exercise, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of Acme Packet, which you have acquired at the exercise of other options or outside of the Plan, your adjusted cost base may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you must specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a taxation deferral election has been filed will also retain their own, unique cost base. You are strongly advised to seek advice from a tax professional in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the spread recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”). A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your new options.

Your employer will also withhold income tax on the taxable amount at the time of exercise. You must notify your employer immediately upon exercise of your intention to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on that amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

Your employer will also withhold pension plan contributions on the taxable amount at exercise to the extent you have not already exceeded the applicable contribution ceiling. The taxable amount at exercise for purposes of pension plan contributions is the difference between the fair market value of the shares on the date of exercise and the exercise price less the one-half exempt amount.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CROATIA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Croatia. This summary is based on the law in effect in Croatia as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Croatia apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (if applicable and to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

The legislation on taxation of income resulting from exercise of stock options in Croatia is rather controversial. Under certain circumstances, the actual tax (and social security, if applicable) burden can exceed the value of benefits received under the Plan. You are therefore advised to seek personal tax advice with respect to the exercise of options.

Sale of Shares

Capital gains on subsequent sale of shares are not subject to Croatian tax and social security.

Withholding and Reporting

As the Stock Option is provided to you by a non-Croatian company, you are personally liable to calculate, pay and report income tax and social insurance contributions (if applicable) to the Croatian Tax Authorities. Taxes and social security (if applicable) are due to be paid within 8 days from receiving the income. The income should be declared to the Croatian Tax Authority (through ID form) by 15th of the month following the month in which the income is received. Additionally, you are obliged to file an annual tax return in Croatia.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FRANCE

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in France. This summary is based on the law in effect in France as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Notification Regarding French Tax-Qualified Status

Your new stock options are granted under a French sub-plan pursuant to sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, in order to qualify for favorable tax and social insurance contribution treatment (“French-qualified options”). Your eligible options may also have been granted under a French sub-plan and qualify as French-qualified options.

In order to maintain their tax-qualified status, shares acquired at exercise of French-qualified options must not be sold for at least four years after the option grant date, or other applicable holding period, as may be required under French tax law (the “Minimum Holding Period”). As a term of your new options, you will not be permitted to sell any shares acquired at exercise prior to the expiration of the Minimum Holding Period. Although the vesting schedule of the new options will be based on the remaining vesting schedule of the exchanged options, shares acquired upon exercise of the new options must be held for a complete Minimum Holding Period starting from the date the new options are granted to maintain their French tax-qualified status. This means that you may not count time which elapsed during the Minimum Holding Period of the eligible options toward the Minimum Holding Period of the new options.

Please note that Acme Packet and your employer do not assume any responsibility for maintaining the favorable tax and social insurance contribution treatment of stock options granted to employees in France. There are certain circumstances, such as certain types of corporate transactions, which may result in loss of the tax and social charges favorable treatment.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

As mentioned above, as a term of your new options, you will not be permitted to sell any shares acquired at exercise until the expiration of the Minimum Holding Period. Therefore, if you exercise your new options within four years from the grant date of the new options, you will not be permitted to exercise your options using a same-day sale exercise; instead, you will be limited to using the cash exercise method.

If you engage in a same-day sale exercise after the Minimum Holding Period has been met, taxation of the spread will occur upon exercise/immediate sale of shares as described below in the “Sale of Shares” discussion.

If you exercise your option by using a cash exercise, you will not be subject to tax on the spread when you exercise your option. Instead, taxation will be deferred until you sell the shares.

Wealth Tax

Shares acquired under the Plan are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€790,000 for 2009), as valued on January 1.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to tax. Your gain will be divided into two portions: the spread at exercise (i.e., the difference between the fair market value of the shares at exercise and the exercise price) and the capital gain (i.e., the difference between the net sale price and the fair market value of the shares at exercise).

(1)

Spread at exercise: Provided the new options retain their French tax-qualified status, the following tax treatment will apply. If the spread is less than or equal to €152,500 in the relevant year, the spread will be taxed at the rate of 42.1% (30% income tax plus 12.1% additional social taxes). If the spread is greater than €152,500 in the relevant year, the portion of the spread up to €152,500 will be taxed at the rate of 41% and the portion of the spread above €152,500 will be taxed at 52.1% (40% income tax plus 12.1% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate, plus 12.1 % additional social taxes.

You may receive even more favorable tax treatment if you wait an additional two years after the exercise of the new options (and at least 6 year from the date of grant of the options) to sell your shares. If you sell the shares at least two years after the exercise of the new options and at least 6 year from the date of grant of the new options and the spread is less than or equal to €152,500, the spread will be taxed at the rate of 30.1% (18% income tax plus 12.1 % additional social taxes). If you sell the shares at least two years after the exercise of the new options and at least 6 year from the date of grant of the new options and the spread is greater than €152,500, the portion of the spread up to €152,500 will be taxed at the rate of 30.1% (18% income tax plus 12.1% additional social taxes) and the portion of the spread above €152,500 will be taxed at the rate of 42.1% (30% income tax plus 12.1% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate, plus 12.1 % additional social taxes.

In addition, you will be subject to a new social tax which is assessed at a rate of 2.5% on the spread at exercise, but does not have to be paid until you sell the shares acquired at exercise of your new options.

(2)	Capital gain: The capital gain will be taxed at the rate of 30.1% (18% income tax plus 12.1% additional social taxes).

However, you will only be subject to tax on the spread and on the capital gain if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire spread and capital gain. If the net sale price is less than the fair market value of the shares at exercise, you will realize a capital loss. Provided the €25,730 threshold (for 2009) is exceeded, this capital loss can be offset against the spread and any capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise the new options. No later than February 15th following the year in which you exercise the new options, your employer will send you a statement setting out your benefits with respect to the new options and a copy of this statement will also be sent to the competent tax office for your employer. You must include this statement in your tax return for the year in which you exercise the new options (and for the year in which you sell your shares if you sell the shares within four years of the grant date). You are responsible for reporting and paying any tax resulting from the exercise of the new options and the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Germany. This summary is based on the law in effect in Germany as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to church tax and a solidarity surcharge on your income tax liability.

Pursuant to Section 3 No. 39 of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the taxable amount an amount up to EUR 360 per calendar year, because this income results from the purchase of stock in your employer’s parent company. You should consult your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

All short-term and long-term capital gains from the sale of stock that is acquired on or after January 1, 2009, will be subject to a “flat” withholding tax of 26.375% (25% income tax plus solidarity surcharge of 5.5% on the income tax amount) plus church tax (if applicable). The full gain from the sale will be taxable (i.e. the 50% exemption will no longer apply). However, capital gain income will be taxable only if your total annual interest income, dividend income and investment income exceeds €801 as a single taxpayer or €1,602 as a married taxpayer filing jointly.

If the shares are held in a German custody account, the custody bank is generally responsible for withholding the applicable tax upon sale or disposition of shares and remitting the tax to the tax authorities.  If the shares are held in a foreign custody account, there is no obligation for the foreign custody bank to withhold the flat rate tax. In such case, you have to declare the gains from the disposal in your German annual tax return.

If the shares are sold at a loss, you should consult with your personnel tax advisor to determine the tax treatment in such a particular circumstance.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the new options. You are responsible for including any benefits realized under the Plan in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

HONG KONG

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Hong Kong. This summary is based on the law in effect in Hong Kong as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to salaries tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to Mandatory Provident Fund contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Due to securities laws in Hong Kong, if you choose to exchange eligible options for new options, you will be restricted from exercising any of your new options for a period of six (6) months from the date of grant of the new options, regardless of when your new options vest.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise the new options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise of the new options.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ITALY

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Italy. This summary is based on the law in effect in Italy as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Notification Regarding Eligible Options exercised as of June 25, 2008

All stock options exercised on or after June 25, 2008, are taxed on the date of exercise at the same income tax rates as other compensation income and they are exempt from employer and employee social tax.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you. You will recognize taxable income from a stock option at the exercise date.

Exercise of New Options/Sale of Shares

You will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new options.

At exercise date the taxable amount of the award will be equal to the difference between the “normal value” (i.e., fiscal value) of Acme Packet shares on the date of exercise and the exercise price times the number of exercised shares.

You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares(4) at exercise/sale) and the exercise price less any applicable income tax and brokerage fees. The proceeds will be subject to income tax. If the sale price on the date of exercise/sale is greater than the average of the share prices over the month preceding the date of exercise/sale, you will be subject to capital gains tax on the difference. If the sale price on the date of exercise/sale is less than the average of the share prices over the month preceding the date of exercise/sale, you will realize a capital loss equal to this difference. This capital loss can be carried forward and used to offset capital gains earned over the following four years.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise the new options/sell your shares.

(4) For Italian tax purposes, the fair market value of the shares is the average price of the shares on the official stock exchange on which Acme Packet shares are traded (i.e., NasdaqGS) over the month immediately preceding and including the date of exercise.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

JAPAN

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Japan. This summary is based on the law in effect in Japan as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You likely will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the new options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this offer, the grant and exercise of the new options, and the sale of shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

KOREA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Korea. This summary is based on the law in effect in Korea as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

You will be subject to Korean income tax when you exercise the new options. You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. The income generated from the exercise of options is classified as Class B income and is taxed at the same rates as compensation income ranging from 6.6% to 38.5% including resident surtax. The Class B income tax may be reduced by 10% if you join a Class B income taxpayers’ association in Korea to report the income and pay the relevant taxes by the 10th of the month following the month of exercising.

Also, the taxable income recognized upon exercise of your stock options is subject to the Notional Pension contribution at a rate of 4.5% to the extent that you have not already exceeded the applicable monthly contribution ceiling of KRW 162,000 (i.e., 4.5% on monthly salary of KRW 3.6 million or more) with your ordinary Class A income which is paid and borne and subject to monthly payroll withholding by the local employer.

Sale of Shares

The sale of stock acquired from the stock option exercise will result in capital gain or loss which is equal to the difference between the sale price and the fair market value of the shares at exercise of the stock options.

A Korean Capital Gains Tax Return is due May 31st of the year following the year of sale. If you file a preliminary return to report your capital gains and pay the relevant taxes within two months following the end of a quarter in which the sale of shares occurs, you will receive a 10% credit on the amount of your capital gains tax you owe.  A basic deduction of KRW 2,500,000 per year can be claimed. The applicable capital gains tax rate is currently 22% including resident surtax.

An employee who has resided in Korea for less than 5 years as of the sale date of the stock will not be subject to capital gains tax in Korea as far as capital gains arising from properties located overseas are concerned.

Withholding and Reporting

Since the income from the Option exercise is classified as Class B income, your employer is not required to withhold income tax. However, your employer is required to withhold National Pension contribution at a rate of 4.5% to the extent you have not exceeded the applicable monthly contribution ceiling of KRW 162,000 with your ordinary Class A income.

You are responsible to report the income from the stock option exercise and pay the relevant income tax liability through the filing of an Annual Composite Income Tax Return by the end of May of the year following the year of stock option exercise. If you are a member of a Class B taxpayers’ association, the income tax liability may be reduced by 10% provided that the income reporting and tax payment are completed through the association by the 10th of the month following the month of exercise.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MALAYSIA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Malaysia. This summary is based on the law in effect in Malaysia as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malaysia apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to income tax or Employee Provident Fund contributions when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference between the exercise price of the new option and the lower of (i) the fair market value(5) of Acme Packet stock on the date the new option vests and (ii) the fair market value of Acme Packet stock on the date the new option is exercised.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to capital gains tax, provided you are not in the business of buying and selling shares.

Withholding and Reporting

Your employer is required to report the grant and exercise of the new options to the Inland Revenue Board and report the exercise of your new options on your annual remuneration return (the “EA Form”). Your employer is also required to withhold income tax when you exercise the new options. However, you have the flexibility to (i) pay the tax due by installments over a maximum period of 12 months commencing from the month the options are exercised (upon MIRB’s approval) or (ii) pay the income tax at the end of the year (this election must be submitted to the Company in writing). You are responsible for reporting the taxable benefits of the new options on your annual tax return and for paying any taxes resulting from the exercise of your shares by 30 April the following year.

(5) For Malaysian tax purposes, the fair market value of the underlying shares will be computed as the average of the high and low trading prices of the shares on the relevant date.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MEXICO

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Mexico. This summary is based on the law in effect in Mexico as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Mexico apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to tax. The taxable amount will be the difference between the sale price and your tax basis in the shares.

Your tax basis in the shares will be the amount previously taxed (i.e., the fair market value on the exercise date), plus any brokerage fees paid to buy or sell the shares, all adjusted for inflation.

You should consult with your personal tax advisor regarding whether you may include the amount subject to tax at exercise (i.e., the spread) in the tax basis of your shares.

Withholding and Reporting

Your employer is not required to withhold and report tax when you exercise the new options. You are responsible for reporting any income and paying any applicable taxes resulting from the exercise of the new options and the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NETHERLANDS

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in the Netherlands. This summary is based on the law in effect in the Netherlands as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to wage/income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread at exercise, subject to the applicable contribution ceiling.

Investment Yield Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the net value of all assets that you own at the beginning and at the end of the year (including shares of Acme Packet common stock). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

Sale of Shares

When you sell shares acquired at exercise of the new options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Acme Packet as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions due when you exercise the new options. If your actual tax liability differs from the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment yield tax or tax due upon the sale of the shares in your Dutch personal income tax return.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

RUSSIA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Russia. This summary is based on the law in effect in Russia as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Russia apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax. You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. This income will be regarded as regular employment income and be subject to tax at the rate of 13% for recipients who are Russian tax residents.

Sale of Shares

When you sell any shares acquired at exercise of the new options, you will be subject to income tax on the resulting capital gain, that is, on the difference between the sale proceeds and the documented expenses connected with the purchase, holding and sale of the shares, including the amount of imputed income (exercise spread), as long as it was subject to tax at exercise of the options.  This income will be taxed at a regular tax rate of 13% for Russian tax resident recipients.

Withholding and Reporting

When you exercise the new options, you will be responsible for paying the corresponding tax due on any benefits realized under the Plan with your annual tax return.

When you sell the shares obtained as a result of the option exercise, you are responsible for including the gain in your annual tax return and for paying any corresponding tax.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SOUTH AFRICA

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in South Africa. This summary is based on the law in effect in South Africa as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Africa apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and unemployment insurance fund contributions (to the extent you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of Shares

When you sell the shares acquired after exercise of the new options, you will be subject to tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. However, provided you hold the shares as capital assets, rather than as part of a profit-making scheme, which is likely the case, only 25% of the gain must be included in taxable income. In addition, the first ZAR17,500 of your annual aggregated capital gains is exempt from tax.

Withholding and Reporting

Your employer is required to withhold and report employees’ tax and unemployment insurance fund contributions when you exercise the new options. You must notify your employer of the amount of the spread at exercise immediately after exercising the new options. Once the notification is made, your employer will obtain a directive from the South African Revenue Service (the “SARS”) as to the correct amount of employees’ tax to withhold. If you fail to advise your employer of the spread at exercise, you may be liable for a fine of up to ZAR2,000.

You are responsible for paying any difference between the actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SPAIN

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Spain. This summary is based on the law in effect in Spain as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Spain apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax at your progressive rate on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will likely be considered compensation in-kind subject to payment on account and you will be charged with the payment on account. Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.

Tax Exemption: Notwithstanding the above, the first €12,000 of compensation in-kind recognized at exercise in a 12-month period will not be taxable provided that the following conditions are met: (1) the transferred shares are stock of your employer or another company in the employer’s group (n.b., this requirement is met); (2) the offer is carried out in compliance with the general compensation policy of the employer or the employer’s group and it contributes to the participation of the employees in the employing company (n.b., this requirement should also be met); (3) you hold the shares acquired at exercise for at least three years after exercise; and (4) you or your close relatives do not own more than 5% of Acme Packet’s capital. If you sell your shares prior to the expiration of the three-year period, the €12,000 of compensation in-kind of the spread at exercise that was exempt will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the option was exercised. Please consult your personal tax advisor to determine whether this exemption may be applicable to your circumstances.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax (currently a flat 18%) on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is required to report the exercise of the new options. As indicated above, the spread at exercise will be considered compensation in-kind subject to payment on account, and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold applicable social insurance contributions when you exercise your new options. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

THAILAND

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in Thailand. This summary is based on the law in effect in Thailand as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Thailand apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value(6) of the shares on the date of exercise and the exercise price. The spread will be characterized as a fringe benefit. You will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax only if it is remitted into Thailand in the year of earning if you are considered a Thai tax resident. (Thai tax resident refer to any individual who is present in Thailand for 180 days or more in the tax year.). The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.

Withholding and Reporting

Your local employer is not required to withhold or report income tax when you exercise the new options. You are responsible for reporting and paying any tax resulting from the exercise of the new options and the sale of your shares.

(6) For Thai tax purposes, the fair market value of the shares on a given date is defined as the average trading price of the shares on the relevant stock market (in Acme Packet’s case, this is the NasdaqGS) during the month preceding that date.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a general summary of the material tax consequences of accepting the offer for eligible optionees subject to tax in the United Kingdom. This summary is based on the law in effect in the United Kingdom as of March 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options. The information provided assumes you were resident, ordinarily resident and domiciled in the UK from the date of grant of the original option through to the date of the sale of shares you acquire from the exercise of the new option.

If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes, or are not treated as resident and ordinarily resident in the United Kingdom (as described above), the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option Exchange

You  will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options and acquire the beneficial interest in the shares (i.e., dividend & voting rights), you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to employee national insurance contributions (“NICs”) on the spread when you exercise the new options. Your employer will calculate the income tax and NICs due on exercise of the new options and account for these amounts to Her Majesty’s Revenue and Customs (“HMRC”) on your behalf. Your employer has an obligation to do this irrespective of whether it holds sufficient after tax funds from you to cover this tax. If, for any reason the amount of your after tax funds that your employer holds is not sufficient to cover the tax you must reimburse the insufficiency  to your employer within 90 days of the date of exercise of the new options, otherwise you will be deemed to have received further taxable earnings equal to the amount of the  insufficiency. This will give rise to further income tax and NICs payable by you.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished and any capital gain is subject to tax at a flat rate of 18%. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £9,600). Furthermore, if you acquire other shares in Acme Packet, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and employees’ NICs, as described above. Your employer must report the amount of tax and NIC withheld on its year end return to HMRC on its Form P35 and P14, and it must provide you with this information on your P60 for that tax year. On its annual share plan returns, Form 42, your employer is also required to report to HMRC the details of the exchange, the grant of the new options, the exercise of the new options, other related income and any tax withheld. You are responsible for reporting the exercise of the new options and for reporting and paying any tax resulting from the sale of shares.